UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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OCLARO, INC.
2560 Junction Avenue
San Jose, California 95134
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on November 14, 2014
To the Stockholders of Oclaro, Inc.:
The annual meeting of stockholders of Oclaro, Inc., a Delaware corporation (Oclaro, we, us or our), will be held on Friday, November 14, 2014, at 8:00 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, for the purpose of considering and voting upon the following matters:

1.
To elect Edward Collins, Lori Holland and William L. Smith as Class I directors to serve three-year terms and until their successors are duly elected and qualified or until their earlier resignation or removal;

2.	To approve the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan;

3.	To conduct an advisory vote on the compensation of our named executive officers; and

4.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.
The stockholders will also act on such other business as may properly come before the annual meeting, including any postponements or adjournments thereof. Our board of directors has no knowledge of any other business to be transacted at the annual meeting.
The proxy statement accompanying this notice describes each of these items of business in detail. We are enclosing a copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 with the proxy statement that accompanies this notice of meeting. The Annual Report on Form 10-K for the fiscal year ended June 28, 2014 contains consolidated financial statements and other information of interest to you. Holders of      of our common stock at the close of business on September 15, 2014 are entitled to receive this notice and to vote at the annual meeting or any adjournment thereof.
YOUR VOTE IS VERY IMPORTANT. We encourage you to attend the annual meeting in person. However, in order to make sure that you are represented at the annual meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions set forth on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope.

By order of the Board of Directors,

Marissa Peterson
Chairman of the Board of Directors

September 22, 2014

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders

i

OCLARO, INC.
Proxy Statement for the Annual Meeting of Stockholders
To Be Held on November 14, 2014
This proxy statement is furnished to you in connection with the solicitation of proxies by our board of directors (the Board) for the 2014 annual meeting of stockholders (the Annual Meeting) to be held on Friday, November 14, 2014 at 8:00 a.m., local time, at our corporate headquarters, 2560 Junction Avenue, San Jose, California, including any postponements or adjournments thereof. The notice of the Annual Meeting, this proxy statement, our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 (the 2014 Annual Report), which includes our audited financial statements for the fiscal year ended June 28, 2014 (fiscal year 2014), and the enclosed proxy card are first being mailed to stockholders on or about September 22, 2014.
We have elected to provide access to our proxy materials over the Internet. Accordingly, on or about September 22, 2014, we are sending a Notice Regarding the Availability of Proxy Materials (Notice) to certain of our stockholders of record, and we are sending a paper copy of the proxy materials and proxy card to other stockholders of record who we believe would prefer receiving such materials in paper form. Brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar Notice. Stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to request a printed copy by mail or electronically may be found on the Notice and on the website referred to in the Notice.
Important Notice Regarding the Availability of Proxy Materials for the
2014 Annual Meeting of Stockholders to be Held on November 14, 2014
This proxy statement and our 2014 Annual Report are available for viewing, printing and downloading at www.proxyvote.com.
You can also find this proxy statement and our 2014 Annual Report on the Internet at our website at www.oclaro.com or through the Securities and Exchange Commission’s electronic data system, called EDGAR, at www.sec.gov. You may also obtain a copy of our 2014 Annual Report, as filed with the Securities and Exchange Commission (which we sometimes refer to herein as the Commission) without charge as provided in the Notice or upon written request to Oclaro, Inc., 2560 Junction Avenue, San Jose, California, 95134, Attn: Stock Administrator. We will provide the 2014 Annual Report without exhibits unless you specify in writing that you are requesting copies of the exhibits.
Certain documents referenced in this proxy statement are available on our website at www.oclaro.com. We are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.
Voting Your Shares and Revocation of Proxies
You may vote by attending the Annual Meeting and voting in person or you may vote by submitting a proxy.
The method of voting by proxy differs (1) depending on whether you are viewing this proxy statement on the Internet or receiving a paper copy, and (2) for shares held as a record holder and shares held in “street name.” If you hold your shares of common stock as a record holder and you are viewing this proxy statement on the Internet, you may vote by submitting a proxy over the Internet by following the instructions on the website referred to in the Notice previously mailed to you. If you hold your shares of common stock as a record holder and you are reviewing a paper copy of this proxy statement, you may vote your shares by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the pre-addressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If you hold your shares of common stock in “street name," which means your shares are held of record by a broker, bank or nominee, you will receive a Notice from your broker, bank or nominee that includes instructions on how to vote your shares. Your broker, bank or nominee may allow you to deliver your voting instructions over the Internet and may also permit you to vote by telephone. In addition, you may request paper copies of the proxy statement and proxy card from your broker, bank or nominee by following the instructions on the Notice provided by your broker, bank or nominee.
The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time on November 13, 2014. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by Internet or telephone, then you need not return a written proxy card by mail.

Your vote is very important. You should submit your proxy even if you plan to attend the Annual Meeting in person.
All shares held by stockholders who are entitled to vote and who are represented at the Annual Meeting by properly submitted proxies received before the polls are closed at the Annual Meeting will be voted in accordance with the instructions indicated on the proxy card, unless such proxy is properly revoked prior to the vote being taken on the matter submitted to the stockholders at the Annual Meeting.
A proxy may be revoked and your vote changed in advance of the Annual Meeting. If you are a stockholder of record, you can change your vote and revoke your proxy at any time before the vote is taken at the Annual Meeting by doing any one of the following:

•	filing with our corporate secretary, at or before the taking of the vote, a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to our corporate secretary before the taking of the vote;

•	accessing the Internet and following the instructions for voting by Internet that appear on the enclosed proxy card;

•	following the instructions that appear on the enclosed proxy card for voting by telephone; or

•	attending the Annual Meeting and voting in person. Attendance at the Annual Meeting, if a stockholder does not vote, will not be sufficient to revoke a proxy.
Any written notice of revocation or subsequent proxy should be sent to us at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. If your shares are held in street name, you must follow the instructions of your broker, bank or nominee to revoke a previously given proxy.
If a proxy card does not specify how the proxy is to be voted with respect to:

•	the election of the three nominated Class I directors for a three year term, the shares will be voted “FOR” the election of the three nominated Class I directors;

•	the approval of the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan, the shares will be voted “FOR” the approval of the plan;

•	the advisory vote on the compensation of our named executive officers, the shares will be voted “FOR” the approval of the compensation of our named executive officers; and

•
the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year, the shares will be voted “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.

By submitting a proxy (whether by telephone, over the Internet or by signing a proxy card), you are conferring discretionary authority upon the named proxy holders with respect to amendments or variations to the matters identified in the accompanying notice of Annual Meeting and with respect to any other matters which may properly come before the Annual Meeting. The Board does not know of any other matters that may come before the Annual Meeting. If any other matter properly comes before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), the persons named in the proxy will exercise their judgment in deciding how to vote, or otherwise act, at the Annual Meeting with respect to that matter or proposal.
If you receive more than one proxy card, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.
Attendance at the Annual Meeting
Only holders of our common stock as of the record date for the Annual Meeting, their proxy holders, and guests we may invite may attend the Annual Meeting. If you wish to attend the Annual Meeting in person but you hold your shares through someone else, such as a broker, you must bring proof of your ownership and photo identification to the Annual Meeting. For example, you could bring an account statement showing that you beneficially owned shares of our common stock as of the record date as acceptable proof of ownership. You must also contact your broker and follow their instructions in order to vote your shares at the Annual Meeting. You may not vote your shares at the Annual Meeting unless you have first followed the procedures outlined by your broker.

Stockholders Entitled to Vote
The Board fixed September 15, 2014 as the record date for the determination of stockholders entitled to vote at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting. On September 15, 2014, there were 108,681,108 shares of our common stock outstanding and entitled to vote. Each share of common stock will have one vote for each matter to be voted upon at the Annual Meeting.
A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting, and at our corporate headquarters during regular business hours for a period of no less than ten days prior to the Annual Meeting.
Votes Required
The holders of at least a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock present in person or represented by proxy, including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval, will be counted for purposes of determining whether a quorum is present at the Annual Meeting. If a broker indicates on its proxy that it does not have discretionary voting authority to vote shares for which it is the holder of record at the Annual Meeting, the shares will still be counted in determining whether a quorum is present.
Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for the approval of matters which are “non-routine,” without specific instructions from the beneficial owner. Only the proposal to ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year is considered to be a “routine” matter. Accordingly, we do not expect “broker non-votes” on that proposal. The other proposals to be voted on at the Annual Meeting are not considered routine matters, and without your instruction, your broker cannot vote your shares. Accordingly, we expect “broker non-votes” on these proposals.
If the shares you own are held in “street name,” the bank, brokerage firm or nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions that your bank, brokerage firm or nominee provides you. If you desire to vote your shares held in “street name” at the Annual Meeting by proxy, you will need to obtain a proxy card from the holder of record.

On all matters, each share has one vote. At the Annual Meeting, our directors will be elected by a plurality vote. Under this voting standard, the nominees for the three director seats who receive the most affirmative votes of shares outstanding as of the record date that are present in person or represented by proxy at the Annual Meeting will be elected to serve as directors. With respect to the proposal regarding the election of our directors, neither “broker non-votes” nor abstentions have the effect of votes “AGAINST” such proposal. For the other proposals to be approved, our bylaws require the affirmative vote of the holders of a majority of the shares as of the record date that are present in person or represented by proxy at the Annual Meeting and voting on these matters. “Broker non-votes” and abstentions are not included in the tabulation of the voting results and, accordingly, they do not have the effect of votes “AGAINST” such proposals.

Prior to the Annual Meeting, we expect our Board to amend our bylaws to provide that director nominees will be elected by the affirmative vote of the majority of votes cast at our 2015 annual meeting of stockholders and each annual meeting thereafter, with a plurality voting standard retained for contested director elections. Under a majority voting standard, in uncontested elections of directors, each director must be elected by the affirmative vote of a majority of the votes cast by the shares present in person or represented by proxy and entitled to vote at the annual meeting of stockholders. Following approval of the amendment to our bylaws, we will file a current report on Form 8-K, describing and attaching the amendment.
Security Ownership of Certain Beneficial Owners and Management
The following table shows the number of shares of our common stock beneficially owned as of September 1, 2014 by each entity or person who is known to us to own five percent or more of our common stock, each director, each executive officer listed in the Fiscal Year 2014 Summary Compensation Table below, and all directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the Commission. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Shares of our common stock issuable pursuant to options to purchase or other rights to acquire shares of common stock that are exercisable within 60 days of September 1, 2014 are deemed to be beneficially owned by the person holding such options or rights for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Applicable percentage of beneficial ownership is based on 108,681,108 shares of our common stock outstanding as of September 1, 2014. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.
The address of each of our executive officers and directors is c/o Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.

Beneficial Owner	Number of Shares	Percentage of Total
5% Stockholders
Hitachi, Ltd. (1) 6-6 Marunouchi 1-chome, Chiyoda-ku Tokyo 100-8280, Japan	11,900,000	10.9%
Kopp Investment Advisors, LLC and affiliated persons (2) 8400 Normandale Lake Boulevard, Suite 1450 Bloomington, MN. 55437	9,966,380	9.2%
DNB Asset Management AS (3) Dronning Aufemias Gate 30, Bygg M-12N 0191 Oslo, Norway	6,154,536	5.7%
Executive Officers and Directors
Greg Dougherty (4)	525,673	*
Pete Mangan (5)	136,734	*
Yves LeMaitre (6)	213,029	*
Jim Haynes (7)	310,616	*
David Teichmann	—	*
Terry Unter (8)	122,020	*
Jerry Turin	—	*
Lori Holland (9)	149,248	*
Joel A. Smith, III (10)	149,083	*
Edward Collins (11)	139,248	*
William L. Smith (12)	133,141	*
Kendall Cowan (13)	127,720	*
Marissa Peterson (14)	118,584	*
All executive officers and directors as a group (15 persons)	2,125,096

*	less than 1%

(1)	This information is based on a Schedule 13G/A filed with the Commission on February 12, 2014 by Hitachi, Ltd., and may not be current as of September 1, 2014.

(2)
The number of shares listed is based on a Schedule 13F-HR filed with the Commission on August 1, 2014. The Schedule 13F-HR indicates that Kopp Investment Advisors, LLC has sole voting authority over 9,884,060 of these shares and no voting authority over 82,320 of these shares. The following information is based on a Schedule 13D/A filed with the Commission on September 20, 2013 by Kopp Investment Advisors, LLC, or KIA. KIA is the beneficial owner of 8,592,517 shares of our common stock owned by KIA’s clients and held in discretionary accounts managed by KIA. Kopp Holding Company, LLC is the parent of KIA and indirect beneficial owner of the shares beneficially owned by KIA. LeRoy C. Kopp may be deemed to beneficially own a total of 8,724,242 shares, including the shares indirectly beneficially owned by Kopp Holding Company (by virtue of his position as the control person of Kopp Holding Company), shares held in the Kopp Family Foundation, a 501(c)(3) corporation for which he serves as a director, and shares held in his wife’s individual retirement account. KIA, Kopp Holding Company and Mr. Kopp may each be deemed to have shared voting power and shared dispositive power with respect to 8,592,517 and 5,317,242 shares of our common stock, respectively. Mr. Kopp has the sole power to dispose of 3,407,000 shares. This information may not be current as of September 1, 2014.

(3)
This information is based on a Schedule 13F-HR filed with the Commission on July 7, 2014 by DNB. The Schedule 13F-HR indicates that DNB has shared voting authority over these shares. This information may not be current as of September 1, 2014.

(4)	Represents 486,879 shares beneficially owned by Mr. Dougherty and 38,794 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(5)	Represents 129,734 shares beneficially owned by Mr. Mangan and 7,000 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(6)	Represents shares 135,369 beneficially owned by Mr. LeMaitre and 77,660 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(7)	Represents 85,681 shares beneficially owned by Mr. Haynes and 224,935 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(8)	Represents 62,273 shares beneficially owned by Mr. Unter and 56,747 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(9)	Represents 108,469 shares beneficially owned by Ms. Holland and 40,779 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(10)
Represents 111,649 shares beneficially owned by Mr. Smith individually, 86 shares beneficially owned by his spouse and 37,348 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(11)	Represents 103,469 shares beneficially owned by Mr. Collins and 35,779 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.

(12)	Represents 133,141 shares beneficially owned by Mr. Smith.

(13)	Represents 127,720 shares beneficially owned by Mr. Cowan.

(14)	Represents 101,538 shares beneficially owned by Ms. Peterson and 17,046 shares issuable pursuant to options exercisable within 60 days of September 1, 2014.
Forward-Looking Statements
This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those set forth in the statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements involve significant risks and uncertainties, including those mentioned in the risk factors in our Annual Report on Form 10-K for the year ended June 28, 2014 filed with the SEC, and actual results may vary materially.

PROPOSAL 1
ELECTION OF CLASS I DIRECTORS
We have three classes of directors, currently consisting of three Class I directors, three Class II directors and two Class III directors. The Class I, Class II and Class III directors serve until the annual meeting of stockholders to be held in 2014, 2015, and 2016, respectively, or until their respective successors are elected and qualified. At each annual meeting, directors are elected for a full term of three years to succeed those whose terms are expiring. The terms of the three classes are staggered in a manner so that only one class is elected by stockholders annually. Edward Collins, Lori Holland and William L. Smith are each currently serving as Class I directors.
Upon the recommendation of our nominating and corporate governance committee, the Board has nominated Mr. Collins, Ms. Holland and Mr. Smith for re-election to serve as Class I directors (the “Nominees”). If the Nominees are elected this year, they will be elected to serve as members of the Board until the 2017 annual meeting of stockholders, or until their successors are elected and qualified. The Nominees have each indicated their willingness to serve on the Board, if elected; however, if any of them should be unable to serve, the person empowered to act pursuant to a validly submitted proxy may vote the proxy for a substitute nominee designated by the Board. The Board has no reason to believe that any of the Nominees would be unable to serve if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named above.
For each member of the Board and person nominated to become a director there follows information given by each concerning his or her principal occupation and business experience for at least the past five years, the names of other public reporting companies of which he or she serves, or has during the past five years served, as a director and his or her age and length of service as one of our directors. In addition, for each director and person nominated to become a director, there follows information regarding the specific experience, qualifications, attributes or skills that led to the conclusion of the Board that the person should serve as a director. There are no family relationships among any of our directors and executive officers. No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. Other than as disclosed in the registration statement on Form S-4 (File No. 333-181254) filed by us with the Commission relating to the appointment of former Opnext directors to the Board in connection with our acquisition of Opnext, no arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.
Board Recommendation
The Board believes that the election of Edward Collins, Lori Holland and William L. Smith to serve as Class I directors is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends that the stockholders vote “FOR” the election of the nominees.
Class I Directors — Nominees for Election to the Board at the Annual Meeting
Edward Collins, 71, has served as a director of Oclaro since May 2008. Since January 2012, Mr. Collins has served as Senior Counsel at the international law firm of White & Case LLP. From 1995 to the present, Mr. Collins has served as the Managing Director and a Partner at ChinaVest Group, a private equity group investing in China. In connection with the winding up of ChinaVest V, LP, he was Chairman and CEO of Phoenix Liquidation, Inc. In addition, from 2007 to 2010, Mr. Collins served as Chairman, and is currently a director, of California Bank of Commerce. From 1999 to 2011 he served as chairman of the audit committee of TFC – the Taiwan Greater China Fund, listed on the NYSE. He is presently a director and chairman of the audit committee of the successor to TFC, the Shelton Greater China Fund. From 1988 to 1994, Mr. Collins was a partner at the law firm of McCutchen, Doyle, Brown, & Enersen, where he was responsible for the Greater China practice. He has served as counsel to various investment groups, banks and manufacturing companies in Hong Kong and Taiwan, and is a member of the State Bar of California. Mr. Collins also serves as non-executive Chairman of Branded Spirits, Ltd., a privately held company that sells wine and branded spirits in China, Hong Kong and Macau and of MedioStream, Inc., a software company since 2001. With his many years of experience in the private equity industry, Mr. Collins brings to our Board in-depth knowledge of finance and strategic investment strategy. Mr. Collins’ experience and training as a practicing attorney also enables him to bring valuable insights to the Board, including his thorough understanding of the legal risk of our business. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Collins should serve as a director.
Lori Holland, 56, has served as a director of Oclaro since September 2004. Ms. Holland previously served as a director of Oclaro’s predecessor, Bookham Technology plc, from April 1999 until September 2004. Ms. Holland has more than 25 years of experience in senior finance leadership roles with high-technology companies and has been an independent financial consultant since 2003. She served as the CFO of Read-Rite Corporation, a publicly-traded supplier of magnetic recording heads, from 1990 to 1995. She also served as the CFO of technology companies NeoMagic Corporation from 1995 to 1996 and Zaffire, Inc. from 1999 to 2000.

Ms. Holland served as a director and audit committee member of Credence Systems Corporation, a publicly-traded test equipment supplier, from September 2004 until August 2008 when Credence merged with LTX Corporation. Ms. Holland served as a director, audit committee member and nominating and corporate governance committee member of LTX-Credence Corporation with service ending December 2011. From June 2005 to December 2006, Ms. Holland served on the Board of Directors of WiderThan, a Korean company listed on the NASDAQ National Market. Ms. Holland also served as a director and chair of the audit committee, and was a member of the nominating and governance and compensation committees of Apache Design Solutions from January 2011 through July 2011, when the company was sold to Ansys and the entire Apache Board resigned. Ms. Holland earned a bachelor’s degree in economics from California Polytechnic State University and completed the Stanford Executive MBA program in 1993. Ms. Holland brings significant financial management and financial disclosure experience, as well as significant knowledge of our history and experiences to the Board. Ms. Holland brings to the Board her extensive knowledge in the areas of accounting, financial reporting and controls, and experience as a leader of several technology companies. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Holland should serve as a director.
William L. Smith, 57, has served as a director of Oclaro since July 2012. Prior to Oclaro, Mr. Smith served on Opnext’s Board of Directors from April 2009 to July 2012. Mr. Smith has been at AT&T since February 1979, and since January 2010 has served as President, AT&T Network Operations, where he is responsible for all network-related operations across AT&T’s global service footprint, including network planning and engineering, AT&T’s global network operations center, mobility and wireline central offices, undersea cable infrastructure, construction and engineering with wireless field operations, core installation and maintenance, U-verse field operations and customer care centers. From March 2008 to December 2009, Mr. Smith was President, Local Network Operations at AT&T, where he was responsible for all local network-related operations across AT&T’s domestic footprint. From October 2007 to March 2008, Mr. Smith was AT&T’s Executive Vice President — Shared Services, in charge of mass market and enterprise operations, corporate real estate, procurement, regional wireline planning, and business planning and integration, and from January 2007 to October 2007 he served as AT&T’s Senior Vice President of Network Operations in the Southeast. Before AT&T’s acquisition of BellSouth Corporation in December 2006, Mr. Smith served as Chief Technology Officer for BellSouth from 2001 until December 2006, responsible for setting the overall technology direction for BellSouth’s core infrastructure. In that position, he was responsible for network and operations technology, internet protocol applications, next generation strategy, and BellSouth Entertainment, LLC. Mr. Smith graduated with honors from North Carolina State University at Raleigh in 1979, and is on the board of advisors of its graduate school. He is the former chairman of the board of the Make a Wish Foundation of Georgia and Alabama and has served on several other non-profit boards. With Mr. Smith’s previous service as a director of Opnext, he brings to the Board extensive knowledge of our business, operations, products and industry. In addition, his more than three decades of service in various management and executive positions at a large, international telecommunications company enables Mr. Smith to make a significant contribution in his role as director, especially with respect to the operational and strategic issues we encounter. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Smith should serve as a director.
Class II Directors — Terms Expiring 2015
Greg Dougherty, 54, has served as Chief Executive Officer of Oclaro since June 2013 and has served as a director of Oclaro since April 2009. Prior to Oclaro, Mr. Dougherty served as a director of Avanex Corporation, a leading global provider of Intelligent Photonic solutions™, from April 2005 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Dougherty also served as a director of Picarro, Inc., a manufacturer of ultra-sensitive gas spectroscopy equipment using laser-based technology, from October 2002 to August 2013, and as its Interim Chief Executive Officer from January 2002 to April 2004. He also served on the board of directors of the Ronald McDonald House at Stanford from January 2004 to December 2009. From February 2001 until September 2002, Mr. Dougherty was the Chief Operating Officer at JDS Uniphase Corporation (JDS), an optical technology company. Prior to JDS he was the Chief Operating Officer of SDL, Inc., from March 1997 to February 2001 when they were acquired by JDS. From 1989 to 1997, Mr. Dougherty was the Director of Product Management and Marketing at Lucent Technologies Microelectronics in the Optoelectronics Strategic Business Unit. Mr. Dougherty received a B.Sc. degree in Optics in 1983 from the University of Rochester. Mr. Dougherty brings significant leadership, operations, sales, marketing and general management experience to the Board. Mr. Dougherty provides the Board with valuable insight into management’s perspective with respect to our operations. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Dougherty should serve as a director.
Marissa Peterson, 52, was elected Chairman of the Board of Directors in June 2013 and has served as a director of Oclaro since July 2011. She currently runs an executive coaching and management consulting practice. Ms. Peterson was formerly Executive Vice President, Worldwide Operations, Services and Customer Advocacy for Sun Microsystems Inc., a seller of computers, computer components, computer software, and information technology services until her retirement in 2005 after 17 years with the company. From August 2008 to the present, Ms. Peterson has served as a director of Humana Inc., a healthcare provider, and is currently a member of their nominating and corporate governance and organization and compensation committees. From August 2006 to the present, she has served as a director for Ansell Limited, a public company listed on the Australia Stock Exchange and a global leader in healthcare safety and protection solutions, where she is currently a member of the audit and compliance committee and chairperson of the risk committee. In addition, Ms. Peterson currently serves as a director of Quantros, Inc., a software and services provider of data management, decision support analytics, and clinical business intelligence solutions to the healthcare industry. She previously served as a director of Supervalu Inc. and the Lucile Packard Children’s Hospital at Stanford, and served on the board of trustees of Kettering University. Ms. Peterson has received the distinction of being an NACD (National Association of Corporate Directors) Board Leadership Fellow. She earned an M.B.A. from Harvard University, and an honorary doctorate of management and a B.S. in mechanical engineering from Kettering University. Ms. Peterson brings to the Board her extensive knowledge in the areas of operations, management, and customer relations, as well as experience as a senior executive of a large, complex and well-respected technology company. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Ms. Peterson should serve as a director.
Class III Directors — Terms Expiring 2016
Kendall Cowan, 60, has served as a director of Oclaro since July 2012. Prior to Oclaro, Mr. Cowan served on Opnext’s Board of Directors from March 2007 through July 2012. Mr. Cowan has served as Chairman and Chief Executive Officer of The Cowan Group, LLC, an investment and consulting firm, since January 2000, and Chairman and Chief Executive Officer of Cowan Holdings, Inc., since October 2006. Mr. Cowan is also a shareholder and board member of several privately owned businesses. In addition, Mr. Cowan currently serves as a board member of Lea County Bancshares, Inc., and served as a board member and chairman of the audit committee of DBSD North America, Inc., a provider of satellite and terrestrial wireless service, from 2006 until March 2012. Mr. Cowan was the Chief Financial Officer of Alamosa Holdings, Inc., a wireless telephone network operator, from December 1999 until February 2006, and he served on the Board from April 2003 to February 2006. He became a partner in an international public accounting firm in 1983, and from January 1986 until September 1993 he was a partner at Coopers & Lybrand. Mr. Cowan received his Bachelor’s in Business Administration in accounting in 1976 from Texas Tech University. He is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Cowan brings significant financial management and financial disclosure experience, as well as significant knowledge of Opnext’s history and experiences to the Board. Mr. Cowan also brings to the Board his extensive knowledge in the areas of finance, management, financial reporting, and controls and experience as a leader of a well-respected telecommunications company and as a partner at a large international public accounting firm. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Cowan should serve as a director.
Joel A. Smith III, 69 has served as a director since April 2009 and served as lead independent director of Oclaro between July 2011 and June 2013. Prior to Oclaro, Mr. Smith served as a director of Avanex Corporation from December 1999 to April 2009, when Avanex and Bookham merged to create Oclaro. Mr. Smith was the Dean of the Darla Moore School of Business of the University of South Carolina from October 2000 to December 2007. Previously, Mr. Smith served as the President of Bank of America East, a financial institution, from October 1998 to September 2000. From July 1991 to October 1998, Mr. Smith served as President of Nations Bank Carolinas, a financial institution. Mr. Smith earned a bachelor’s degree in political science and economics from the University of the South. Mr. Smith brings significant financial management and financial disclosure experience, as well as significant knowledge of Avanex’s history and experiences to the Board. Mr. Smith brings to the Board his extensive knowledge in the areas of finance, management, financial reporting, and controls and experience as a leader of large, well-respected financial institutions. Mr. Smith also brings to the Board significant experience in corporate governance matters, which gives him the ability to assist in governance decisions and related responsibilities. Based on the Board’s identification of these qualifications, skills and experiences, the Board has concluded that Mr. Smith should serve as a director.
Executive Officers
Greg Dougherty, see “Class II Directors — Terms Expiring 2015” above.
Oclaro Management Team
Dr. Adam Carter, 50, has served as Oclaro's Chief Commercial Officer since July 2014. Prior to joining Oclaro, he served as the Senior Director and General Manager of the Transceiver Module Group at Cisco from February 2008 to July 2014, where he was instrumental in the acquisition of Lightwire, a Silicon Photonics start-up. He also served as a Marketing Director at Cisco from February 2007 to February 2008. From September 1994 to February 2007, Dr. Carter held various strategic marketing and business development roles at Avago Technologies, Agilent Technologies and Hewlett Packard. In addition, Dr. Carter was a Process and Device Engineer at British Telecom & Dupont from November 1989 to September 1994. Dr. Carter holds a B.Sc. (Honors) in Applied Physics from Portsmouth University and received a PhD from the University of Wales, Cardiff, for his research on plasma etching of III-V semiconductor materials.

Dr. Richard Craig, 59, has served as Oclaro's President of Integrated Photonics Business since May 2014. Prior to joining the Company, from July 2011 to September 2013, Dr. Craig served as CEO and Chairman of Topanga Technologies, a privately held advanced lighting company. From August 2008 to October 2010 he served as CEO of Kaai, Inc., a privately held gallium nitride laser company, and simultaneously served as COO of Soraa Inc., a privately held LED company. From September 2001 to July 2006 he served as CEO of Santur Corp, a privately held optical components company that developed the industry leading position in tunable lasers under his management. From September 1989 to July 2001 he served in various technical and managerial roles at SDL Inc. (acquired by JDSU), an optical components company. Dr. Craig holds a bachelor's degree in Physical Sciences from the University of California, Berkeley and a PhD. degree in Electrical Engineering from the University of California, Los Angeles.
Jim Haynes, 52, has served as Oclaro's Chief Operating Officer since May 2014. Prior to this, Mr. Haynes was President of Integrated Photonics Business from November 2013 to April 2014. He was also President of Global Business from May 2012 to October 2013, with responsibility for Oclaro's Business Units. From January 2011 to May 2012, he was President and General Manager, Photonic Components, for Oclaro. From March 2005 until January 2011, he served as Chief Operating Officer of the company. From August 2004 to March 2005, Mr. Haynes was the company's Vice President, U.K. Operations. From June 2003 to August 2004, Mr. Haynes served as Vice President, Operations, and Site Leader, Caswell, for the company. From December 2000 to June 2003, Mr. Haynes served as Chief Operating Officer of Agility Communications, Inc., a tunable laser company. From 1998 to December 2000, Mr. Haynes served as Director of Technology for Nortel Networks Corporation. Mr. Haynes earned a bachelor's degree (honors) in material sciences and technology from Swansea University, Wales.
Yves LeMaitre, 50, has served as Oclaro's President of Optical Connectivity Business since October 2013. Prior to this, Mr. LeMaitre was Oclaro's Chief Commercial Officer from July 2011 to September 2013. He previously served as Executive Vice President, Strategy and Corporate Development, from February 2011 to July 2011, and was Executive Vice President and General Manager of Oclaro's Advanced Photonic Solutions division from April 2009 to January 2011. Previously, Mr. LeMaitre served as Vice President of Telecommunications Sales and Corporate Marketing for the company from February 2008 to April 2009. From May 2005 to December 2007, Mr. LeMaitre was with Avanex, most recently serving as Chief Marketing Officer in charge of worldwide sales and marketing. Previously, Mr. LeMaitre was President and Chief Executive Officer of Lightconnect, a leading supplier of optical MEMS components and modules. In addition, he worked for Alcatel and its joint venture with Sprint International in a variety of general management, senior marketing and engineering positions in the United States, France, the Netherlands and Italy. Mr. LeMaitre earned a master's degree in mathematics and computer science from Nantes University in France. He also holds an engineering degree from Ecole Nationale Superieure des Telecommunications (ENST) in Paris.
Pete Mangan, 55, has served as Chief Financial Officer (CFO) since November 2013. From May 2012 to November 2013, Mr. Mangan served as Oclaro’s Vice President of Corporate Finance where he was initially responsible for the global operations finance team and then the corporate accounting and tax group. Mr. Mangan brings Oclaro nearly 30 years of experience in a wide range of finance positions with leading companies including AMD, Trident Microsystems, FormFactor, Spansion, Asyst Technologies, and Sun Microsystems. Mangan served as CFO at Trident Microsystems from 1996 to 1998 and again from 2008 to 2012. Trident Microsystems, Inc. filed for Chapter 11 bankruptcy protection in January 2012 and subsequently liquidated in accordance with its plan of liquidation. He holds a bachelor's degree in Business Economics from the University of California, Santa Barbara.
David Teichmann, 58, has served as Oclaro's Executive Vice President, General Counsel and Corporate Secretary since January 2014. Prior to joining Oclaro, he served from April 2007 to December 2012 as the Executive Vice President, General Counsel and Corporate Secretary of Trident Microsystems, Inc., a public fabless semiconductor company that sold television and set top box integrated circuits. Trident Microsystems, Inc. filed for Chapter 11 bankruptcy protection in January 2012 and subsequently liquidated in accordance with its plan of liquidation. From August 1998 to February 2006, he served as the Senior Vice President, General Counsel and Secretary of GoRemote Internet Communications, Inc., a secure managed global remote access solutions provider, guiding the company through its initial public offering in 1999 and its acquisition by iPass, Inc. in 2006. From 1993 to July 1998, he served in various positions at Sybase, Inc., an enterprise software company, including Vice President, International Law as well as Director of European Legal Affairs based in The Netherlands. From 1989 to 1993, Mr. Teichmann was Assistant General Counsel for Tandem Computers Corporation, a fault tolerant computer company, handling legal matters in Asia-Pacific, Japan, Canada and Latin America. He began his legal career as an attorney with the Silicon Valley-based Fenwick & West LLP. Mr. Teichmann holds a B.A. degree in Political Science from Trinity College, an M.A.L.D. degree in Law & Diplomacy from the Fletcher School of Law & Diplomacy and a J.D. degree from the William S. Richardson School of Law at the University of Hawaii. He was also a Rotary Foundation Scholar at the Universidad Central de Venezuela, where he did post-graduate work in Latin American Economics and Law.

Director Compensation
Fiscal year 2014
The Board believes that providing competitive compensation is necessary to attract and retain qualified non-employee directors. During the first half of fiscal year 2014, each of our non-employee directors received an annual retainer (paid quarterly) of $40,000, except the chairman, who received an additional annual retainer (paid quarterly) of $60,000. Other compensation (as described below) is paid for meetings in excess of five in-person meetings and four telephonic meetings per year. During the first half of fiscal year 2014, this compensation consisted of $1,000 for each additional in-person meeting during the year and $500 for each additional telephonic meeting lasting less than two hours and $1,000 for each additional telephonic meeting lasting two or more hours during the year. During the first half of fiscal year 2014, the chairman of the audit committee received an additional annual retainer (paid quarterly) of $37,000, the chairman of the compensation committee received an additional annual retainer (paid quarterly) of $18,000 and the chairman of the nominating and corporate governance committee received an additional annual retainer (paid quarterly) of $16,500. Each member of the audit committee received an additional $10,000 per year (paid quarterly) for up to eight meetings annually and was entitled to receive additional compensation (as described above) for additional meetings during the year. Each member of the compensation committee received an additional $7,000 per year (paid quarterly) for up to eight meetings and was eligible to receive additional compensation (as described above) for additional meetings during the year. Each member of the nominating and corporate governance committee received an additional $5,000 per year (paid quarterly) for up to six meetings annually and was eligible to receive additional compensation (as described above) for additional meetings during the year. We reimbursed non-employee directors for reasonable out-of-pocket expenses incurred in attending Board and committee meetings.
In November 2013, the Board determined to temporarily reduce all of the Board fees described above by 15%, in conjunction with the temporary reduction in the base salaries of certain members of the executive management team, effective January 1, 2014. Payments of Board compensation during the second half of fiscal year 2014 reflected this 15% reduction. A comparison of the retainers for the two periods is shown below:

BOD/Committee Position	1H FY2014 Annual Retainer	2H FY2014 Annual Retainer

Board Chairman	$60,000	$51,000
Board Retainer	$40,000	$34,000
Audit Committee Member	$10,000	$8,500
Audit Committee Chairman	$37,000	$31,450
Compensation Committee Member	$7,000	$5,950
Compensation Committee Chairman	$18,000	$15,300
N&CG Committee Member	$5,000	$4,250
N&CG Committee Chairman	$16,500	$14,025
On January 14, 2014, the date of the 2013 annual meeting of stockholders (the “2013 Annual Meeting”), each non-employee director was granted a restricted stock grant of 45,738 shares, which was equal to 5,000 shares plus a number of shares with a value equal to $100,000 divided by the average closing stock price for the 30 days ending on the date of the 2013 Annual Meeting, Such restricted stock vests on the one year anniversary of the grant date.
Fiscal Year 2015
On July 30, 2014, the Board decided to maintain our current non-employee director compensation arrangements for fiscal year 2015 at the same rates used in the second half of fiscal year 2014.
On the date of the Annual Meeting, each non-employee director will be granted a restricted stock grant of 5,000 shares plus a number of shares with a value equal to $100,000 divided by the average closing stock price for the 30 days ending on the date of the Annual Meeting. As with the awards granted at the 2013 Annual Meeting, these awards will vest on the first anniversary of the date of grant, subject to continued service. In our discretion, the Board may grant additional equity awards to our non-employee directors. No such additional grants were made in fiscal year 2014.

Director Compensation Table
The following table sets forth information concerning the compensation of our non-employee directors for fiscal year 2014:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)(4)	Option Awards($)	All Other Compensation($)	Total ($)
Edward B. Collins	$55,050	$116,632	—	—	$171,682
Kendall Cowan	$72,975	$116,632	—	—	$189,607
Lori Holland	$90,550	$116,632	—	—	$207,182
Marissa Peterson	$94,350	$116,632	—	—	$210,982
Joel A. Smith III	$65,213	$116,632	—	—	$181,845
William L. Smith	$42,550	$116,632	—	—	$159,182
David Lee (5)	$24,500	—	—	—	$24,500
Harry Bosco (5)	$20,000	—	—	—	$20,000

(1)	Compensation information for Mr. Dougherty is set forth below under “Compensation Discussion and Analysis” and the corresponding compensation tables, footnotes and accompanying narratives.

(2)
The amounts reported in this column reflect the grant date fair value, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation ("ASC 718"), of the restricted stock awards granted during the fiscal year ended June 28, 2014. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014. The restricted stock awards vest in full on the one-year anniversary of the grant date, subject to continued service.

(3)	Consists of the grant date fair value, computed in accordance with ASC 718, of the restricted stock award granted on January 14, 2014.

(4)
The following table sets forth the number of shares of our common stock subject to outstanding stock awards and option awards held by each of our non-employee directors as of the end of fiscal year 2014.

Name	Stock Awards (A)	Option Awards (B)
Edward B. Collins	45,738	35,779
Kendall Cowan	45,738	—
Lori Holland	45,738	40,779
Marissa Peterson	45,738	17,046
Joel A. Smith III	45,738	37,348
William L. Smith	45,738	—
David Lee	—	—
Harry Bosco	—	—

(A) Stock awards consist of unvested shares of our common stock subject to such awards.
(B) Option awards include vested (but unexercised) and unvested shares of our common stock subject to such awards.

(5)	Mr. Bosco and Mr. Lee did not stand for re-election to the Board at the 2013 Annual Meeting and ceased to be directors on January 14, 2014.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and the holders of more than 10% of our common stock to file with the Commission initial reports of ownership of our common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and 10% stockholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of copies of reports filed by the reporting persons furnished to us, or written representations from such reporting persons, we believe that, during fiscal year 2014, all filings required to be made by our reporting persons were timely made in accordance with the requirements of Section 16(a) of the Exchange Act, except as follows: Messrs. Craig, Fernicola and Meldrum filed a late Form 3; Messrs. Bosco, Collins, Cowan, Dougherty, Fernicola, Lee, J. Smith, W. Smith and Turin, Ms. Holland, Ms. Peterson and Ms. Rundle each filed one Form 4 to report one transaction late; Messrs. Craig and Meldrum filed one Form 4 to report two transactions late; and Messrs. Haynes, Unter and LeMaitre filed two Forms 4 to report three transactions late.
COMPENSATION COMMITTEE REPORT
The information contained under this “Compensation Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any filings under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate this information by reference into any such filing.
The compensation committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis below. Based on this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in our proxy statement for the 2014 annual meeting of stockholders and in our Annual Report on Form 10-K for the year ended June 28, 2014.
Submitted by the compensation committee of the Board of Directors:
Kendall Cowan, Chairman
Lori Holland
Joel Smith

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis provides information regarding the fiscal year 2014, or fiscal 2014, compensation program for our Chief Executive Officer, each individual who served as our Chief Financial Officer during fiscal 2014, our three most-highly compensated executive officers (other than our Chief Executive Officer and Chief Financial Officer) who were serving at the end of fiscal 2014 and the one other individual who would have qualified as one of the three most-highly compensated executive officers had he been employed at the end of fiscal 2014. For fiscal 2014, these individuals were:

•	Greg Dougherty, our Chief Executive Officer;

•	Pete Mangan, our Chief Financial Officer;

•	Jim Haynes, our Chief Operating Officer;

•	Yves LeMaitre, our President, Optical Connectivity Business;

•	David L. Teichmann, our Executive Vice President, General Counsel, and Corporate Secretary;

•	Jerry Turin, our former Chief Financial Officer; and

•	Terry Unter, our former Chief Operating Officer.
We refer to these executive officers collectively in this Compensation Discussion and Analysis and the related compensation tables as the “Named Executive Officers.”
Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each material component of compensation that we provide to the Named Executive Officers. In addition, we explain how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation policies and decisions involving the Named Executive Officers during fiscal 2014.
Executive Summary
During fiscal 2014, we were one of the largest providers of lasers and optical components, modules, and subsystems for the optical communications, industrial and consumer laser markets. Through in-house development and a series of strategic acquisitions and mergers, we have created one of the most extensive and vertically-integrated product portfolios in the fiber optics industry.
For fiscal 2014, we continued to use long-term incentive compensation in the form of time-based and performance-based equity awards to align the interests of our executive officers and our stockholders and to satisfy our retention objectives. In addition, we continued to provide annual cash incentive compensation opportunities to our executive officers that link these cash awards to goals reflected in our annual operating plan. As you will see below, our executive compensation program resulted in payouts that reflected our performance against our principal objectives.
Fiscal 2014 Business Highlights
As our stockholders know, we operate in a highly competitive and cyclical industry. We started fiscal 2014 facing significant financial challenges, and our principal objective for the year was to significantly reduce our operating losses and the resulting use of our cash, primarily by increasing revenues and reducing expenses. During fiscal 2014, we were able to achieve the following positive results:

•
We closed one transaction in September 2013 to sell our Oclaro Switzerland GmbH subsidiary and associated laser diodes and pump business for $99.5 million and another transaction in November 2013 to sell certain assets related to our amplifier and micro-optics businesses for $88.6 million.

•
We used the proceeds from the asset sale to (1) exchange $25 million in senior secured second lien notes for shares of our common stock, so that no such notes remained outstanding at December 24, 2013, and (2) commence a restructuring program, allowing us to reduce our headcount from approximately 2,900 to 1,300 employees worldwide, and focus our business resources on our optical communications market for telecom and datacom.

•
We achieved adjusted EBITDA of negative $30 million for the first half of fiscal 2014, well above our stretch goal of negative $35 million used for our cash incentive bonus for the first half of fiscal 2014.

•	We increased our gross margin to 13.4% for fiscal 2014, as compared to 7.0% in fiscal 2013, despite higher than usual costs of sales.

•	We recorded net income of $17.8 million for fiscal 2014, as compared to a net loss of $122.7 million for fiscal 2013.
However, despite these successes, we were not able to achieve all of the performance goals under our fiscal 2014 compensation programs, due in part to delayed realization of potential synergies from merging with Opnext and generally adverse industry conditions. As a result, actual payouts under our cash and equity incentive award programs were not, in the aggregate, above target levels. Specifically:

•
We used non-GAAP operating income as a metric for the second half of our fiscal year 2014 cash incentive plan. While we reduced our non-GAAP operating loss for the year to $74.7 million, as compared to a non-GAAP operating loss of $119.9 million for fiscal 2013, our non-GAAP operating loss for the second half was negative $31.8, which did not achieve our threshold goal of negative $28 million for the second half of fiscal year 2014, and therefore no payouts were made to executives with respect to that goal.

•
We used adjusted EBITDA over a two year performance period as the performance metric for restricted stock unit awards granted in fiscal 2013. While our GAAP revenues were $390.9 million for fiscal 2014 and $404.6 million for fiscal 2013, and our adjusted EBITDA was negative $51.5 for fiscal 2014 and negative $89.9 for fiscal 2013, we did not achieve our threshold goals for these metrics, and therefore all shares granted under these awards were forfeited.

Fiscal 2014 Executive Compensation Actions
Given the significant challenges we were facing at the start of our fiscal 2014, and the fast pace of developments throughout the year, our Board and our Compensation Committee closely monitored and adjusted executive compensation throughout fiscal 2014. We think our stockholders should consider the following key decisions:

•
Salary: Unlike prior years, we decided to maintain our executives’ base salaries at the levels set in early fiscal 2013, in recognition of our broader corporate goal for the year of controlling expenses to increase profitability. Base salaries in fiscal 2013 were generally set close to the median of our peer group. We took additional action in November 2013 to reduce executives’ base salaries by approximately 9%-17% (based on role) in connection with a concurrent 15% reduction in cash compensation paid to our Board. And, as we hired on new executive officers during the year, those officers were hired in with base salaries below the median of the peer group, reflecting internal pay equity and fairness in light of the salary reductions faced by our executives with long tenures.

•
Cash Incentives: We retained our historical semi-annual bonus program, focusing executives on adjusted EBITDA performance for the first half and non-GAAP operating income for the second half. We established the target performance levels above our forward-looking guidance for these metrics, so that our executives had to beat expectations to earn their target levels of compensation.

•
Equity Awards: We started fiscal 2014 with lower available share reserves than we needed to provide meaningful, market-based levels of equity award grants to continuing employees. Therefore, we made the annual equity awards to our executive officers, as well as the new hire grants to our Chief Executive Officer, in the second half of fiscal 2014, only after our stockholders approved an amendment to our 2001 Long-Term Stock Incentive Plan to allow all of our employees to receive equity awards under that plan. Half of the annual equity award granted in February 2014 to each executive officer was granted subject to achievement of non-GAAP operating income breakeven for calendar year 2015 and half of the hire on award granted in

February 2014 to our Chief Executive Officer was granted subject to performance-based vesting related to the Company’s sale of $150 million in assets prior to June 30, 2014.
Fiscal 2014 Executive Compensation Policies and Practices
We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on an ongoing basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal 2014:

•
Independent Compensation Committee. The Compensation Committee is comprised solely of independent directors who have established effective means for communicating with stockholders regarding their executive compensation ideas and concerns.

•
Independent Compensation Committee Advisors. The Compensation Committee engaged its own compensation consultant to assist with its fiscal 2014 compensation reviews. This consultant performed no consulting or other services for the Company.

•
Annual Executive Compensation Review. The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation peer group used for comparative purposes and a review of our compensation-related risk profile to ensure that our compensation-related risks are not reasonably likely to have a material adverse effect on the Company.

•
Executive Compensation Policies and Practices. Our compensation philosophy and related corporate governance policies and practices are complemented by several specific compensation practices that are designed to align our executive compensation with long-term stockholder interests, including the following:

•
Compensation At-Risk. Our executive compensation program is designed so that a significant portion of compensation is “at risk” based on corporate performance, as well as equity-based to align the interests of our executive officers and stockholders.

•	No Perquisites. We do not provide any perquisites or other personal benefits to our executive officers;

•	No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than standard relocation benefits;

•
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees;

•	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits;

•
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is , they require both a change-in-control of the Company plus a qualifying termination of employment before payments and benefits are paid);

•	Performance-Based Incentives. We use performance-based short-term and long-term incentives;

•
Multi-Year Vesting Requirements. The equity awards granted to our executive officers generally vest or are earned over multi-year periods, consistent with current market practice and our retention objectives; and

•	Hedging Prohibited. We prohibit our employees from hedging any Company securities.
Fiscal 2013 Stockholder Advisory Vote on Executive Compensation
At our fiscal 2013 Annual Meeting of Stockholders, we conducted a stockholder advisory vote on the fiscal 2013 compensation of the Named Executive Officers (commonly known as a “Say-on-Pay” vote). Our stockholders approved the fiscal 2013 compensation of the Named Executive Officers with approximately 98% of the votes cast in favor of the proposal. This follows our fiscal 2012 Say-on-Pay vote, for which 95% of the votes cast supported the compensation of the Named Executive Officers.
We believe that the outcome of the Say-on-Pay vote reflects our stockholders’ support of our compensation approach, specifically our efforts to attract, retain, and motivate the Named Executive Officers. Accordingly, no significant design changes were made in response to the fiscal 2013 Say-on-Pay vote. Further, any design changes resulting from the Say-on-Pay vote would not typically show up in compensation until the following fiscal year due to the timing of our annual meeting of stockholders compared to the timing of our annual executive compensation decisions.
We value the opinions of our stockholders and will continue to consider the outcome of future Say-on-Pay votes, including the vote to be held at this Annual Meeting, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including the Named Executive Officers.
Based on the results of a separate stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers (commonly known as a “Say-When-on-Pay” vote) conducted at our fiscal 2011 Annual Meeting of Stockholders, our Board of Directors determined that we will hold our Say-on-Pay votes on an annual basis. The next stockholder advisory vote on the frequency of future stockholder advisory votes regarding the compensation of the Named Executive Officers will take place at the fiscal 2017 Annual Meeting of Stockholders.
Compensation Philosophy and Objectives
We believe that the quality, skills, and dedication of our executive officers are critical factors affecting our performance and stockholder value. Accordingly, the key objective of our executive compensation program is to attract, retain, and motivate superior executive talent while maintaining an appropriate cost structure. In addition, we seek to implement an overarching pay-for-performance philosophy by designing our executive compensation program to link a substantial component of our executive officers’ target total direct compensation to the achievement of performance objectives that directly correlate to the enhancement of stockholder value. Thus, the Compensation Committee believes that the compensation paid to our executive officers should be closely aligned with our corporate performance on both a short-term and long-term basis, linked to specific, measurable results and that such compensation should assist us in motivating and retaining the key executive officers critical to our long-term success. Finally, our executive compensation program is designed to maintain an appropriate balance of annual and long-term incentive compensation opportunities to ensure an appropriate focus on operational objectives and the creation of long-term stockholder value.
Compensation Program Design
To accomplish the foregoing objectives, for fiscal 2014, the Compensation Committee has structured our executive compensation program to include the following principal compensation elements:

•
Base salaries at levels that we believe allow us to attract and retain key executives, but that also reflect our financial situation as distinguished from our peers (e.g., the salary freeze in early fiscal 2014, the salary reductions in fiscal 2014 and the maintenance of those salary levels at the start of fiscal 2015);

•	Semi-annual cash incentive compensation opportunities tied to the achievement of pre-established performance goals related to the important financial objectives set forth in our annual operating plan;

•
Long-term incentive compensation in a mix of options, restricted stock and restricted stock units, to align the interests of our executive officers with those of our stockholders and to promote our retention objectives; and

•	Limited severance benefits payable on an involuntary termination of employment, with the cash component not exceeding three times the executive’s annual cash compensation.
Generally, the Compensation Committee seeks to allocate a substantial portion of our executive officers’ target total direct compensation opportunity to elements that are performance-based and, therefore, “at risk.” The Compensation Committee also seeks to allocate a substantial portion of our executive officers’ target total direct compensation opportunity to long-term incentive compensation in the form of equity awards. Nonetheless, the Compensation Committee does not maintain formal policies for allocating among annual and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee maintains flexibility and adjusts different elements of compensation based upon its evaluation of our key compensation objectives from year to year.
While compensation levels may differ among our executive officers, including the Named Executive Officers, based on the role, responsibilities and performance of each individual executive officer, there are no material differences in the compensation philosophy, policies, or practices among our executive officers.

Compensation-Setting Process
Role of Compensation Committee
The Compensation Committee is the primary architect of our executive compensation program. The Compensation Committee conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy, reflective of our compensation philosophy and working toward our desired objectives. The Compensation Committee also reviews market trends and changes in compensation practices among our peers, as further described below. Based on its review and assessment, the Compensation Committee from time to time recommends to our Board of Directors, or otherwise approves of changes in our executive compensation program.
For fiscal 2014, the Compensation Committee approved the compensation for each of our executive officers, including our Chief Executive Officer and the other Named Executive Officers. The Compensation Committee also oversaw management’s decisions concerning the compensation of other company officers, administered our equity compensation plans, and evaluated the effectiveness of our overall executive compensation program.
The Compensation Committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available at investor.oclaro.com/governance.cfm.
Role of Executive Officers
In formulating its compensation decisions, the Compensation Committee meets with our Chief Executive Officer to obtain his feedback and recommendations with respect to the structure of our executive compensation program, as well as an assessment of the performance of each individual executive officer and his recommendations on the compensation for each individual executive officer. In addition, our Chief Executive Officer, Chief Financial Officer and senior Human Resources leaders develop recommendations for performance measures and target award opportunities under our annual cash incentive compensation plan based on management’s business forecast both at the company and business unit levels, as well as provide information at year end regarding individual and company performance. Our General Counsel also supports the Compensation Committee's review and deliberations on compensation programs, as and when requested by the Compensation Committee.
Role of Compensation Consultant
The Compensation Committee has the authority to retain the services of external advisors, including compensation consultants, legal counsel, accounting, and other advisors. During fiscal 2014, the Compensation Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), as its adviser for certain compensation matters, including the compensation of our executive officers. Compensia was engaged directly by the Compensation Committee to provide an independent review of our executive compensation program, including an analysis of both the competitive market and the design of the various elements of the program. More specifically, Compensia furnished the Compensation Committee with reports on competitive market practices relating to the following matters:

•	Annual and long-term incentive compensation plan design;

•	Annual share utilization and stockholder dilution levels resulting from our employee stock plans; and

•	Executive stock ownership and retention values.
As part of its engagement with the Compensation Committee, Compensia evaluated and recommended changes to our compensation peer group, and using this compensation peer group provided competitive market data and analysis relating to the compensation of our Chief Executive Officer and our other executive officers. Compensia also assisted us with our risk assessment of our compensation programs.
Compensia provided no additional consulting services to us or to our Board of Directors apart from executive and director compensation matters in fiscal 2014. The Compensation Committee has considered the independence of Compensia in light of the new listing standards of NASDAQ on compensation committee independence and the rules of the Securities and Exchange Commission. Based on these standards and rules, the Compensation Committee has concluded that the work performed by Compensia did not raise any conflict of interest.
Competitive Positioning
Given the financial challenges we faced at the start of fiscal 2014, the Compensation Committee chose to not update the peer group selected for use for fiscal 2013, or to request that Compensia provide updated information with respect to that fiscal 2013 peer group. The Compensation Committee and the Board recognized that our compensation decisions for fiscal 2014 had to be made based primarily on our financial outlook, our unique retention needs, and our limited available stock plan share reserves. Therefore, neither the Compensation Committee nor the Board relied on peer data as a material factor in making compensation decisions in fiscal 2014, and compensation was not benchmarked to a specific level of the historical peer data provided by Compensia for fiscal 2013.
Explanation of Decisions Made with Respect to Fiscal 2014 Compensation
Base Salary
As noted above, we generally rely on base salaries to attract and retain key executives. At the start of fiscal 2014, the Compensation Committee recommended, and the Board approved, the decision to maintain base salaries for our executive officers at the levels in effect at the end of fiscal year 2013. We made this decision as a means to achieve our primary business goal of reducing overall company operating expenses to improve overall profitability measures.
As the year progressed, the Compensation Committee and Board closely monitored our financial progress and, following consultation with our executives, and after considering the potential effect on retention, our Board decided to reduce base salaries for each executive officer, as an additional short term cost control measure. The Board did not commit to a timeline for reinstating or otherwise increasing base salaries. The Board did not create any deferred compensation opportunity or obligation with respect to the reduced amounts.

Named Executive Officer (1)	Original Fiscal 2014 Base Salary	Temporary Fiscal 2014 Base Salary	Percentage Decrease
Mr. Dougherty (2)	$600,000	$500,000	(16.7)%
Mr. Mangan (3)	$350,000	$300,000	(14.3)%
Mr. LeMaitre (4)	$330,000	$300,000	(9.1)%
Mr. Haynes (5)	$402,900	$342,550	(15.0)%
Mr. Unter (6)	$330,000	$300,000	(9.1)%
Mr. Turin (6)	$338,000	N/A	N/A

(1)
The Compensation Committee set Mr. Teichmann’s base salary at the commencement of his employment in January 2014 at $300,000. The Compensation Committee selected this amount to provide internal pay equity with Messrs. Mangan, LeMaitre and Unter.

(2)	Mr. Dougherty’s base salary was initially set at $600,000 in connection with the negotiation of his employment at the end of fiscal 2013.

(3)
Mr. Mangan’s base salary of $295,000 was determined at the start of fiscal 2014 as part of our broad based employee salary review, prior to the time he was promoted to executive officer status. In connection with his promotion to Chief Financial Officer, the Compensation Committee approved an increase of his base salary to $350,000, based on the increased scope, responsibility and critical nature of his role, the base salaries of the other executive officers prior to the salary reduction, and the base salary of Mr. Turin at the time of his departure.

(4)
In connection with Mr. LeMaitre’s promotion to President of our Optical Connectivity Business in October 2013, the Compensation Committee approved an increase in his base salary to $350,000, based on the increased scope, responsibility and critical nature of his role and the base salaries of the other executive officers prior to the salary reduction.

(5)
Mr. Haynes’ base salary at the start of fiscal 2014 was 237,000 U.K. pounds sterling, and 201,500 U.K. pounds sterling following the salary reduction. The amounts shown have been converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.70 on June 27, 2014.

(6)	Mr. Turin resigned his position with the Company effective November 8, 2013. Mr. Unter resigned his position with the Company effective June 2, 2014.
Annual Cash Incentive Compensation
We use performance-based cash incentives to motivate our executive officers to focus on specific goals established by the Board in our annual operating plan, to provide additional cash compensation opportunities beyond base salary in a manner that is consistent with our peers’ practices, and to recognize and reward achievement above our targeted levels of performance. For fiscal 2014, our Compensation Committee recommended, and our Board approved, maintaining a semi-

annual performance period structure. While we recognize that many of our peer companies use a single annual performance period, we believe the semi-annual performance periods allow us to set goals that allow our executives to respond more effectively to the rapid changes in our business.
The Compensation Committee recommended, and the Board decided, at the start of fiscal 2014 that no changes would be made to the target bonus opportunities for each executive officer. We set Mr. Dougherty’s target at 100% of base salary when he was hired in late fiscal 2013. To promote internal pay equity, each of our other executive officers has a target bonus opportunity of 60% of base salary. In connection with the salary reduction decision, the Compensation Committee recommended, and the Board approved, the decision to maintain target bonus opportunities as a percentage of the pre-reduction rate of salary, which we call the “reference salary,” to promote retention in the face of below-market levels of base salary, and to recognize and reward achievement of financial goals that were selected to improve our financial condition.
For fiscal 2014, our Chief Executive Officer and Chief Financial Officer recommended that the performance measure for the first half of fiscal 2014 (that is, the period ending December 28, 2013) be adjusted EBITDA, with a threshold level of negative $45 million (resulting in payout of 50% of the bonus opportunity), a target level of negative $39 million, and a stretch goal of negative $35 million (resulting in payout of 150% of the bonus opportunity for executives other than Mr. Dougherty, whose stretch payout was 200% of the bonus opportunity). Our Board approved this recommendation, as adjusted EBITDA is an important financial indicator of profitable growth and cash generation. Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, acquisition and related costs, non-cash compensation related to stock and options, and other unusual one-time charges. We believe that establishing threshold and maximum payout levels under our program provides a means to mitigate risk associated with executive compensation programs, while also providing retention and motivation to exceed expectations. At the end of the performance period, our Board determined that we had achieved negative $30 million in adjusted EBITDA. While this should have resulted in the maximum payout under our program, after taking into account management's recommendation to cap the payout at the threshold level, the Board determined to exercise negative discretion in light of our then-current financial situation and need to maintain continued vigilance in managing expenses, and only approved the payments set forth below. Mr. Teichmann was not eligible for a bonus for the first half of fiscal 2014 as he did not begin work until January 1, 2014.

Named Executive Officer	Maximum Cash Incentive Award Payment	First Half Fiscal 2014 Cash Incentive Award Payment
Mr. Dougherty	$600,000	$300,000
Mr. Mangan	$157,500	$105,000
Mr. LeMaitre	$119,820	$79,880
Mr. Haynes	$177,171	$118,114
Mr. Unter	$148,500	$99,000
Mr. Turin	N/A	N/A
For the second half of fiscal 2014 (that is, the six-month period ending June 28, 2014), our Chief Executive Officer and Chief Financial Officer recommended that the performance measure be non-GAAP operating income, with a threshold level of negative $28 million (resulting in payout of 50% of the bonus opportunity), a target level of negative $24 million, and a stretch goal of negative $17 million (resulting in payout of 150% of the bonus opportunity for executives other than Mr. Dougherty, whose stretch payout was 200% of the bonus opportunity). Our Board approved this recommendation, as operating income is also an important financial indicator of profitable growth and cash generation. At the end of the performance period, our Board determined that we had achieved negative $32 million in non-GAAP operating income, and, therefore, no bonuses were earned based on this performance.
Retention Bonus Opportunities
In October 2013, our Chief Executive Officer recommended that our Compensation Committee approve a one time retention bonus program for certain key executive officers, to motivate these officers to remain employed and focused on carrying out our short term business plan and restructuring program. On October 11, 2013, the Compensation Committee approved this program for certain of our executive officers, including the then-employed Named Executive Officers listed below. The Compensation Committee set the target aggregate amounts at approximately 65% - 70% of the executive’s then current base salary, to provide a meaningful retention incentive. These retention bonus opportunities required continued employment through three specified dates, with the payouts weighted toward the later retention dates. If an executive were to resign or be terminated by the Company with or without cause before a payment date, he or she would forfeit all future payments under the program. The retention bonuses were not included in any bonus calculation under our Executive Severance and Change of Control agreements, nor did the retention bonuses offset any severance or other termination payments, if any, that an executive officer was eligible to receive. The retention bonuses awarded to the Named Executive Officers serving in October 2013 were as follows:

Named Executive Officer	Amount Payable on November 1, 2013	Amount Payable on February 1, 2014	Amount Payable on July 1, 2014
Mr. Dougherty	$100,000	$100,000	$200,000
Mr, Haynes	$50,000	$100,000	$100,000
Mr. LeMaitre	$50,000	$100,000	$100,000
Mr. Unter	$50,000	$100,000	$100,000
Mr. Mangan	$50,000	$100,000	$100,000
Mr. Turin	N/A	N/A	N/A
Long-Term Incentive Compensation
We provide equity compensation opportunities to our executive officers to align their financial interests with those of our stockholders, to provide compensation that is consistent with the practices of our peers so that we can attract and retain qualified talent, and to motivate our executives to achieve specific performance vesting goals, and to provide a retention mechanism through time based vesting. We generally provide newly hired executives with a mix of stock options and full value awards, to promote internal pay equity with our long term executives who hold both kinds of awards, and with respect to stock options, to provide a tax-advantaged motivation to work to increase the total return to our stockholders following the date of grant. We generally grant a mix of time-based and performance-based full value awards for annual retention and refresh grants, as we believe this is most consistent with current competitive market practices.
We started fiscal 2014 with lower available share reserves than we needed to provide meaningful, market-based levels of equity grants to our continuing executives. Therefore, we made the annual equity awards to our executive officers, as well as the new hire grants to our Chief Executive Officer, in the second half of fiscal 2014, only after our stockholders approved an amendment to our 2001 Long-Term Stock Incentive Plan to allow all of our employees to receive equity awards under that plan. Given our limited share reserves, our Compensation Committee and our Board did not rely on peer compensation data or benchmarking in setting award sizes, but instead focused on creating a meaningful retention and performance incentive, internal pay equity, and the impact of the award on our burn rate and available reserves. Rather, the Compensation Committee and our Board monitored the need or desirability to make equity award grants continually throughout fiscal 2014, taking into account promotions, new hires, retention, share reserve status, internal pay equity and notable individual performance.
At the start of fiscal 2014, the Compensation Committee approved a special one-time award of 50,000 shares of restricted stock to Mr. Mangan, prior to his promotion to executive officer, to reflect the critical nature of his role at the time and increasing scope of his responsibilities.
In August 2013, the Compensation Committee determined that we did not have sufficient available shares to make the ordinary course annual refresh grants that would normally have been considered at this time of year, and instead decided to make smaller awards of time-based restricted stock or restricted stock units (“RSU”) to provide motivation and retention incentive to key employees, including Messrs. Mangan, Haynes, LeMaitre, Turin and Unter, other than our Chief Executive Officer (given his recent hiring and related new hire grant). The Compensation Committee did not benchmark the award size but instead selected 20,000 shares for each of these executive officers to promote internal pay equity. The Compensation Committee selected a two year time based vesting schedule to address our retention concerns and keep these key employees focused on the critical projects ongoing at that time.
In connection with Mr. LeMaitre’s promotion in October 2013, the Compensation Committee approved a restricted stock award covering 25,000 shares, with vesting over four years. The Compensation Committee selected this size and vesting schedule to reflect internal pay equity and historical promotional grant practices.
In January 2014, in connection with Mr. Mangan’s appointment as our Chief Financial Officer in October 2013, our Board of Directors granted Mr. Mangan an option to purchase 60,000 shares of our common stock (vesting over four years) and a time-based restricted stock award for 60,000 shares of our common stock (vesting over four years). The

Compensation Committee selected this size and vesting schedule to reflect internal pay equity (in light of his significant promotion) and historical promotional grant practices.
In February 2014, in connection with his appointment as our Chief Executive Officer in June 2013, our Board of Directors granted Mr. Dougherty a restricted stock unit award for 800,000 shares of the Company’s common stock. As agreed at the time of his hire in June 2013, the Company promised to make this grant on a future date pending approval by the Company’s stockholders of an amendment of the Company’s equity incentive plan to increase the share reserve of that plan. This approval occurred in January 2014. Half of the shares subject to this award were to vest over four years based upon Mr. Dougherty’s continued employment with the Company and half of the shares subject to this award were to vest over four years based upon Mr. Dougherty’s continued employment with the Company subject to achievement of a performance goal to be established by the Compensation Committee. Vesting of the entire 800,000 shares would accelerate in full upon the Company’s sale of $150 million in assets prior to June 30, 2014. In the first half of fiscal 2014, prior to the grant date, we successfully closed the sale of certain assets related to our laser diodes and pumps businesses and our amplifier and micro-optics businesses and therefore achieved the asset sale performance goal. As a result, Mr. Dougherty became fully vested in the entire award as of the grant date.
In February 2014, in connection with his appointment as our Executive Vice President, General Counsel and Corporate Secretary on January 1, 2014, our Board of Directors granted Mr. Teichmann an option to purchase 60,000 shares of our common stock and a time-based restricted stock award for 60,000 shares of our common stock. The Compensation Committee selected this mix, award size and the vesting schedules to reflect internal pay equity with existing executive officers and historical new hire grant practices.

In February 2014, following stockholder approval of the proposed amendment to increase eligibility for awards under our 2001 Long-Term Equity Incentive Plan, the Compensation Committee recommended, and the Board approved, the annual refresh grants for our then-current executive officers. Consistent with past practices, half of the annual award was in the form of four year time-based vesting restricted stock units, and half of the award was granted as restricted stock units that would vest subject to achievement of non-GAAP operating income breakeven for calendar year 2015. The Compensation Committee determined the size of the awards based on the recommendations of our Chief Executive Officer.

Named Executive Officer	Time-Based Restricted Stock Unit Awards (Number of Shares)	Performance-Based Restricted Stock Unit Awards (Number of Shares)
Mr. Mangan	32,000	32,000
Mr. Haynes	32,000	32,000
Mr. LeMaitre	32,000	32,000
Mr. Teichmann	5,000	5,000
Mr. Unter	32,000	32,000

In April 2014, the Board approved a special recognition grant of 25,000 restricted stock units and an option to purchase 25,000 shares of our common stock for Mr. Teichmann, reflecting the Board’s appreciation for his performance in his first quarter of employment and to promote internal pay equity, given the existing equity holdings of longer term executives and the equity awards promised to officers hired after his start date.

At the start of fiscal 2013, the Board had approved performance-vesting restricted stock awards for our then-current executive officers (as described in our Compensation Discussion & Analysis last fall). The performance measure for these awards was achievement of adjusted EBITDA as determined over any two consecutive fiscal quarters during the two year performance period of fiscal 2013 and fiscal 2014. The first 50% of the award could be earned if the adjusted EBITDA during two fiscal quarters was $20 million or more. The remaining 50% could only be earned if adjusted EBITDA during two fiscal quarters was $30 million or more and if such adjusted EBITDA equaled 7% or more of the Company’s revenues during those quarters. Our Board selected adjusted EBITDA as it is an important financial indicator of profitable growth and cash generation. In July 2014, the Board reviewed the Company’s performance of adjusted EBITDA during the two year performance period and determined that the threshold level of performance of $20 million over any two consecutive quarters had not been achieved, and therefore the awards were forfeited in their entirety.
Health, Welfare, and Other Benefits
Our executive officers, including the Named Executive Officers, are eligible to participate in our employee benefit plans, which are generally provided for all full-time employees, including a tax-qualified Section 401(k) savings plan. We currently match any contributions made to the Section 401(k) plan by our employees, including our executive officers, of up to 4% of the employee’s compensation (up to a $260,000 annual salary limit).
In addition, we provide other benefits to our executive officers, including the Named Executive Officers, on the same basis as all of our full-time employees in the country in which they are resident. These benefits include group health (medical, dental, and vision) insurance, group disability insurance, and group life insurance.
Perquisites and Other Personal Benefits

Currently, we do not provide any perquisites or other personal benefits to our executive officers, including the Named Executive Officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. We do not expect that these perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.
Employment Agreements

We generally rely on at-will offer letters and do not have written employment agreements with a specified term of employment. However, we did enter into an at-will employment agreement with our current Chief Executive Officer, Mr. Dougherty after he was hired, reflecting the slightly more complicated terms of his hire on package and, given the significance of his service as our Chief Executive Officer. We also use a market-standard written agreement to document the terms and conditions of Mr. Haynes’ employment since such arrangements are customary in the United Kingdom.
Post-Employment Severance Benefits
Each of the Named Executive Officers other than Mr. Dougherty has entered into an Executive Severance and Retention Agreement. These Executive Severance and Retention Agreements provide, under certain circumstances, for payments and benefits upon an involuntary termination of employment following a change in control of the Company. In the case of Mr. Dougherty, his employment agreement provides for certain payments and benefits in similar circumstances (other than in connection with his death) as well as involuntary terminations occurring in the absence of a change in control.
The payments and benefits payable under these arrangements in the event of a change in control of the Company are subject to a “double trigger,” meaning that both a change in control of the Company and a subsequent involuntary termination of employment are required. In other words, the change in control of the Company does not by itself trigger any payments or benefits; rather, payments and benefits are paid only if the employment of the executive officer is subsequently terminated without “cause” (or the executive officer resigns for “good reason”) during a specified period following the change in control. We believe that a “double trigger” arrangement maximizes stockholder value because it prevents an unintended windfall to our executive officers in the event of a change in control of the Company, while still providing them appropriate incentives to cooperate in negotiating a transaction involving a potential change in control of the Company in which they believe they may lose their jobs.
We believe providing these arrangements help us compete for and retain executive talent. After reviewing the practices of companies represented in the compensation peer group, we believe that our severance and change of control benefits are generally comparable with severance packages offered to executives by the companies in the compensation peer group.
Other Compensation Policies
Equity Award Grant Policy

Our equity award grant policy provides that, in the case of newly-hired or newly-promoted executive officers, options to purchase shares of the Company’s common stock and restricted stock awards for shares of the Company’s common stock will be approved by the Compensation Committee at a regularly-scheduled quarterly meeting of our Board of Directors (or at a special meeting called between regularly-scheduled meetings of our Board of Directors). The grant date of equity awards for newly-hired executive officers approved by the Compensation Committee is (i) the 10th day of the month in which such approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee determines, after giving due consideration to the purposes of this policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day); provided, however, that if the award is an option to purchase shares of the Company’s common stock and the tentative grant date falls on a date on which the Company’s trading window is closed, the grant date of such option will be the date on which the trading window reopens.

In accordance with our equity award grant policy, all new-hire and promotion equity awards for non-executive officers will be approved by the Compensation Committee, or, if so delegated, the Chairman of the Compensation Committee. The grant date of such equity awards is (i) the 10th day of the month in which award approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee (or, if authority has been delegated, the Chairman of the Compensation Committee) determines, after giving due consideration to the purposes of the policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day).

All equity awards other than equity awards granted in connection with new hires or promotions will be approved by the Compensation Committee, or, if so delegated, the Chairman of the Compensation Committee. The grant date of such equity awards is (i) the 10th day of the month in which award approval occurs (if such approval occurs on or prior to the 8th day of such month), (ii) the 10th day of the following month (if such approval occurs after such 8th day) or (iii) such other date as the Compensation Committee (or, if authority has been delegated, the Chairman of the Compensation Committee) determines, after giving due consideration to the purposes of the policy (or the next succeeding trading day on NASDAQ if such 10th day or other date so determined is not a trading day); provided that if the award is an option to purchase shares of the Company’s common stock and the tentative grant date falls on a date on which the Company’s trading window is closed, the grant date of such option will be the date on which the trading window reopens.

The Compensation Committee grants options to purchase shares of the Company’s common stock with exercise prices at least equal to the closing market price of the Company’s common stock on the date of grant.
Derivatives Trading and Hedging Policy
Our Board of Directors has adopted a policy regarding the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers, and directors. This policy provides that all employees and member of our Board of Directors are prohibited from engaging in certain forms of hedging or monetization transactions, such as zero-cost collars and forward sales contracts, that allow the employee or director to continue to own the covered securities, but without the full risks and rewards of ownership.
In addition to the foregoing, our executive offers and members of our Board of Directors are prohibited from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.
Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery (“clawback”) policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Tax and Accounting Considerations
Deductibility of Executive Compensation

The Compensation Committee considers the full deductibility of executive compensation as just one of many factors when determining the form, size and terms of executive compensation elements. However, given our recent financial history, our applicable tax rates, and the loss of flexibility that arises when trying to comply with the requirements for full deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee has not prioritized full deductibility over the other goals of our compensation program, and reserves the discretion, in its judgment, to authorize compensation payments that do not comply with an exemption from the deduction limit when it believes that such payments are in the best interests of the Company.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We are not obligated to provide any Named Executive Officer with a “gross-up” or other reimbursement payment for any tax liability that he may owe as a result of the application of Sections 280G or 4999 in the event of a change in control of the Company. And, as noted above, while the Compensation Committee considers deductibility of compensation as one of many factors, deductibility is not a significant priority for the Compensation Committee at this time and therefore the Compensation Committee retains the discretion, in its judgment, to authorize compensation payments that may not be fully deductible under Section 280G of the Code when it believes that such payments are in the best interests of the Company.
Accounting for Stock-Based Compensation
The Compensation Committee takes accounting considerations into account in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), the standard which governs the accounting treatment of stock-based compensation awards.
COMPENSATION RISK ASSESSMENT
In July 2014, the Compensation Committee reviewed our compensation policies and practices applicable to all employees and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation Committee believes that the design and mix of our compensation programs appropriately encourage our executive officers and employees to focus on the creation of long-term stockholder value. In its review, the Compensation Committee noted the following features:

•
payout levels under our annual cash incentive and sales incentive plans are capped and payout opportunities may be achieved on a straight-line interpolation basis between threshold and target levels, and between the target and stretch levels;

•	non-GAAP adjustments are made to align achievement of performance measures with our business strategy;

•	all non-GAAP adjustments are subject to Audit Committee approval to assure that actual payout levels appropriately reflect company and business unit performance; and

•
long-term performance-based incentive compensation constitutes an increasingly significant portion of our executive officers’ compensation thereby focusing such individuals on enhancing long-term stockholder value.

COMPENSATION TABLES
Summary Compensation Table
The following table sets forth certain information concerning the compensation for fiscal years 2014, 2013 and 2012 for our principal executive officer (Mr. Dougherty) and each individual who served as our principal financial officer (Mr. Mangan and Mr. Turin) during fiscal year 2014, our three other most highly-compensated executive officers (Mr. Haynes, Mr. LeMaitre and Mr. Teichmann) who served in that capacity at the end of fiscal year 2014 and one other individual who would have qualified as one of the three most-highly compensated executive officers had he been employed at the end of fiscal year 2014 (Mr. Unter). We refer to these officers collectively as our named executive officers.

Fiscal Year 2014 Summary Compensation Table

	Year (1)	Salary ($)		Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Greg Dougherty	2014	$536,539		$400,000	$2,024,000	—	$300,000	$10,200	(11)	$3,270,739
Chief Executive Officer and	2013	$99,927		$300,000	$87,397	—	—	—		$487,324
Director (3)
Pete Mangan	2014	$299,231		$250,000	$425,180	$104,688	$105,000	$10,200	(11)	$1,194,299
Chief Financial Officer (4)
Jerry Turin	2014	$117,000		—	$22,400	—	—	$498,451	(11) (12)	$637,851
Former Chief Financial Officer (5)	2013	$338,000		—	$129,500	—	—	$8,320	(11)	$475,820
	2012	$338,000		$50,000	$173,200	$81,699	—	$6,240		$649,139
Jim Haynes	2014	$364,402	(10)	$260,830	$215,680	—	$120,984	$37,096	(10) (13)	$998,992
Chief Operating Officer (6)	2013	$360,240	(10)	—	$155,400	—	—	$33,572	(10)	$549,212
	2012	$359,276	(10)	$70,000	$194,850	$60,518	—	$33,450	(10)	$718,094
Yves LeMaitre	2014	$350,428		$250,000	$271,180	—	$79,880	—		$951,488
President,
Optical Connectivity Business (7)
David Teichmann	2014	$147,692		—	$226,500	$131,697	—	$5,077	(11)	$510,966
Executive Vice President,
General Counsel and Corporate Secretary (8)
Terry Unter	2014	$289,039		$150,000	$215,680	—	$99,000	$616,731	(11) (14)	$1,370,450
Former Chief Operating Officer (9)	2013	$329,231		—	$155,400	—	—	$10,600	(11)	$495,231
	2012	$310,000		$85,000	$216,500	$114,984	—	$10,070		$736,554

(1)	The years in this column refer to the fiscal years ended June 28, 2014, June 29, 2013 and June 30, 2012.

(2)
The amounts reported in these columns reflect the grant date fair value, computed in accordance with ASC 718, of grants of time-based stock options, time-based restricted stock awards, performance-based restricted stock awards, time-based restricted stock unit awards, and performance-based restricted stock unit awards made during each fiscal year. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 28, 2014. For more information about these awards, see the discussion above under “Compensation Discussion and Analysis” and the narrative below.

(3)	Mr. Dougherty was appointed as our Chief Executive Officer effective June 6, 2013.

(4)	Mr. Mangan was appointed as our Chief Financial Officer effective November 11, 2013. Mr. Mangan previously served as our Vice President of Corporate Finance from May 2012 to November 2013.

(5)	Mr. Turin resigned his position with the Company effective November 8, 2013.

(6)
Mr. Haynes was appointed as our Chief Operating Officer effective as of May 2014. Mr. Haynes previously served as our President, Integrated Photonics Business from November 2013 to April 2014, our President, Global Business from May 2012 until October 2013, our President and General Manager, Photonics Components from January 2011 until May 2012, and our Chief Operating Officer from March 2005 until January 2011.

(7)
Mr. LeMaitre was appointed as our President, Optical Connectivity Business effective October 22, 2013. Mr. LeMaitre previously served as our Chief Commercial Officer from July 2011 to September 2013, our Executive Vice President, Strategy and Corporate Development from February 2011 to July 2011, and our Executive Vice President and General Manager of Advanced Photonic Solutions from April 2009 to January 2011.

(8)	Mr. Teichmann was appointed as our Executive Vice President, General Counsel and Corporate Secretary effective January 1, 2014.

(9)	Mr. Unter resigned his position with the Company effective June 2, 2014.

(10)
Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.70 on June 27, 2014, $1.52 on June 28, 2013, and $1.56 on June 29, 2012.

(11)	The amount reported in this column includes Company matching contributions to the Named Executive Officers’ 401(k) plan accounts for fiscal 2013 and fiscal 2014.

(12)
The amounts reported in this column include $245,893 in salary and bonus payments as part of Mr. Turin’s termination of employment, $211,788 related to the accelerated vesting of outstanding equity awards, $40,250 paid as accrued vacation and other benefits, and $520 in Company matching contributions for Mr. Turin’s 401(k) plan account for fiscal 2014.

(13)	The amounts reported in this column include $36,295 pension contribution and $801 in private medical allowance for fiscal 2014.

(14)
The amounts reported in this column include $570,922 in salary and bonus payments as part of Mr. Unter’s termination of employment, $28,265 paid out as accrued vacation and other benefits, $7,344 related to airfare paid for Mr. Unter’s spouse, and $10,200 in company matching contributions for Mr. Unter’s 401(k) plan account for fiscal 2014.

Fiscal 2014 Grants of Plan-Based Awards Table
The following table sets forth information regarding each grant of an award made to the Named Executive Officers during fiscal 2014 under any plan, contract, authorization or arrangement pursuant to which cash, securities, similar instruments or other property may be received.
Grants of Plan-Based Awards For Fiscal 2014

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Possible Payouts Under Equity Incentive Plan Awards in Shares of Stock			All Other Stock Awards: Number of Shares of Stock or Units	All Other Awards: Number of Securities Underlying Awards	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Thresh- hold	Target	Max- imum	Thresh- hold (1)	Target (1)	Max- imum (1)
Greg Dougherty	7/1/2013(4)	$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	1/1/2014(5)	$150,000	$300,000	$600,000	—	—	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	800,000	—	—	$2,024,000
Pete Mangan	7/1/2013(4)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	1/1/2014(5)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	7/10/2013	—	—	—	—	—	—	50,000	—	—	$56,500
	8/15/2013	—	—	—	—	—	—	20,000	—	—	$22,400
	1/14/2014	—	—	—	—	—	—	60,000	—	—	$153,000
	1/14/2014	—	—	—	—	—	—	—	60,000	$2.55	$104,688
	3/10/2014	—	—	—	—	32,000	—	—	—	—	$96,640
	3/10/2014	—	—	—	—	—	—	32,000	—	—	$96,640
Jerry Turin	7/1/2013(4)	$50,700	$101,400	$152,100	—	—	—	—	—	—	—
	8/15/2013	—	—	—	—	—	—	20,000	—	—	$22,400
Jim Haynes(3)	7/1/2013(4)	$35,550	$71,100	$106,650	—	—	—	—	—	—	—
	1/1/2014(5)	$35,550	$71,100	$106,650	—	—	—	—	—	—	—
	8/15/2013	—	—	—	—	—	—	20,000	—	—	$22,400
	3/10/2014	—	—	—	—	32,000	—	—	—	—	$96,640
	3/10/2014	—	—	—	—	—	—	32,000	—	—	$96,640
Yves LeMaitre	7/1/2013(4)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	1/1/2014(5)	$52,500	$105,000	$157,500	—	—	—	—	—	—	—
	8/15/2013	—	—	—	—	—	—	20,000	—	—	$22,400
	11/11/2013	—	—	—	—	—	—	25,000	—	—	$55,500
	3/10/2014	—	—	—	—	32,000	—	—	—	—	$96,640
	3/10/2014	—	—	—	—	—	—	32,000	—	—	$96,640
David Teichmann	7/1/2013(4)	$45,000	$90,000	$135,000	—	—	—	—	—	—	—
	1/1/2014(5)	$45,000	$90,000	$135,000	—	—	—	—	—	—	—
	2/10/2014	—	—	—	—	—	—	60,000	—	—	$151,800
	2/10/2014	—	—	—	—	—	—	—	60,000	$2.53	$103,482
	3/10/2014	—	—	—	—	5,000	—	—	—	—	$15,100
	3/10/2014	—	—	—	—	—	—	5,000	—	—	$15,100
	5/12/2014	—	—	—	—	—	—	25,000	—	—	$44,500
	5/12/2014	—	—	—	—	—	—	—	25,000	$1.78	$28,215
Terry Unter	7/1/2013(4)	$45,000	$90,000	$135,000	—	—	—	—	—	—	—
	1/1/2014(5)	$45,000	$90,000	$135,000	—	—	—	—	—	—	—
	8/15/2013	—	—	—	—	—	—	20,000	—	—	$22,400

(1)
On March 10, 2014, each of Messrs. Mangan, Haynes, LeMaitre and Teichmann received a performance-based restricted stock unit award. These performance-based restricted stock unit awards will vest, if at all, at a 100% target level, based upon the achievement of certain earnings targets during a performance period ending December 31, 2015. Vesting is also contingent upon service conditions being met through February 2016. If the performance conditions are not achieved, then the corresponding awards will be forfeited in the third quarter of fiscal 2016. As of the grant date, and through June 28, 2014, we have determined that achieving the earnings targets is likely.

(2)
The amounts reported in this column reflect the grant date fair value of the respective stock and option awards computed in accordance with ASC 718. There can be no assurance that the ASC 718 amounts will ever be realized. The assumptions we used to calculate these amounts are included in Note 12 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014.

(3)
For Mr. Haynes, “threshold,” “target” and “maximum” estimated future payouts under non-equity incentive plan awards are converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.70 on June 27, 2014.

(4)
For the first half of fiscal 2014, the annual cash incentive plan was based on achieving an adjusted EBITDA target for the six months ended December 28, 2013. The performance target level had to be met at the threshold level for any amounts to be paid under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

(5)
For the second half of fiscal 2014, the the annual cash incentive plan was based on achieving a non-GAAP operating income target for the six months ended June 28, 2014. As the minimum achievement requirements were not met, no amounts were paid out under this plan. For more information, see the discussion above under “Compensation Discussion and Analysis.”

Narrative Disclosure to Summary Compensation Table and Fiscal Year 2014 Grants of Plan Based Awards Table
A discussion of 2014 base salaries, bonuses, incentive plans, awards and employment agreement is set forth in “Compensation Discussion and Analysis,” including a discussion of the material terms and conditions of the 2014 restricted stock awards.
Fiscal 2014 Outstanding Equity Awards at Fiscal Year-End Table
The following table sets forth information concerning stock options that have not been exercised and unvested restricted stock awards and performance-based stock awards for each of the named executive officers as of June 28, 2014.
 2014 Outstanding Equity Awards at Fiscal Year-End

		Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Greg Dougherty	4/26/2005	2,893	—		$17.7	4/25/2015	—		—	—	—
	10/27/2005	1,447	—		$10.4	10/26/2015	—		—	—	—
	11/3/2006	1,447	—		$21.05	11/2/2016	—		—	—	—
	11/15/2007	1,447	—		$21.75	11/14/2017	—		—	—	—
	11/13/2008	1,447	—		$1.5	11/12/2018	—		—	—	—
	5/13/2009	3,334	—		$3.1	5/13/2019	—		—	—	—
	10/21/2009	8,000	—		$5.8	10/21/2019	—		—	—	—
	10/27/2010	3,898	—		$13.68	10/27/2021	—		—	—	—
	10/26/2011	14,881	—		$3.54	10/26/2021	—		—	—	—
Pete Mangan	6/11/2012	6,000	6,000	(4)	$2.56	6/11/2022	—		—	—	—
	1/14/2014	—	60,000	(4)	$2.55	1/14/2024	—		—	—	—
	—	—	—		—	—	3,000	(5)	$6,450	—	—
	—	—	—		—	—	37,500	(6)	$80,625	—	—
	—	—	—		—	—	20,000	(7)	$43,000	—	—
	—	—	—		—	—	60,000	(8)	$129,000	—	—
	—	—	—		—	—	32,000	(9)	$68,800	—	—
	—	—	—		—	—	—		—	32,000	$68,800
Jim Haynes	9/22/2004	2,800	—		$33.65	9/22/2014	—		—	—	—
	11/11/2005	25,000	—		$24.55	11/11/2015	—		—	—	—
	6/12/2007	5,000	—		$10.05	6/12/2017	—		—	—	—
	1/28/2008	21,902	—		$8.75	1/28/2018	—		—	—	—
	8/15/2008	24,000	—		$8.9	8/15/2018	—		—	—	—
	5/13/2009	20,000	—		$3.1	5/13/2019	—		—	—	—
	8/13/2009	76,000	—		$3.5	8/13/2019	—		—	—	—

	8/16/2010	32,966	1,434	(4)	$10.43	8/16/2020	—		—	—	—
	8/15/2011	14,166	5,834	(4)	$4.33	8/15/2021	—		—	—	—
	—	—	—		—	—	6,250	(10)	$13,438	—	—
	—	—	—		—	—	33,750	(11)	$72,563	—	—
	—	—	—		—	—	20,000	(7)	$43,000	—	—
	—	—	—		—	—	32,000	(9)	$68,800	—	—
	—	—	—		—	—	—		—	7,813	$16,798
	—	—	—		—	—	—		—	32,000	$68,800
Yves LeMaitre	3/10/2008	4,875	—		$6.15	3/10/2018	—		—	—	—
	8/15/2008	6,000	—		$8.9	8/15/2018	—		—	—	—
	5/13/2009	7,876	—		$3.1	5/13/2019	—		—	—	—
	8/15/2009	25,876	—		$3.5	8/15/2019	—		—	—	—
	8/16/2010	13,230	717	(4)	$10.43	8/16/2020	—		—	—	—
	8/16/2010	3,253	—		$10.43	8/16/2020	—		—	—	—
	8/15/2011	3,513	—		$4.33	8/15/2021	—		—	—	—
	8/15/2011	10,653	5,834	(4)	$4.33	8/15/2021	—		—	—	—
	—	—	—		—	—	4,300	(12)	$9,245	—	—
	—	—	—		—	—	6,250	(10)	$13,438	—	—
	—	—	—		—	—	33,750	(11)	$72,563	—	—
	—	—	—		—	—	20,000	(7)	$43,000	—	—
	—	—	—		—	—	25,000	(13)	$53,750	—	—
	—	—	—		—	—	32,000	(9)	$68,800	—	—
	—	—	—		—	—	—		—	7,813	$16,798
	—	—	—		—	—	—		—	32,000	$68,800
David Teichmann	2/10/2014	—	60,000	(4)	$2.53	2/10/2024	—		—	—	—
	5/12/2014	—	25,000	(4)	$1.78	5/12/2024	—		—	—	—
	—	—	—		—	—	60,000	(14)	$129,000	—	—
	—	—	—		—	—	25,000	(15)	$53,750	—	—
	—	—	—		—	—	5,000	(9)	$10,750	—	—
	—	—	—		—	—	—		—	5,000	$10,750
Terry Unter	8/10/2010	18,749	—		$12.71	8/31/2014	—		—	—	—
	3/10/2011	11,874	—		$12.81	8/31/2014	—		—	—	—
	8/15/2011	26,124	—		$4.33	8/31/2014	—		—	—	—
Jerry Turin (16)	—	—	—		—	—	—	—	—	—	—

(1)	Calculated by multiplying the number of unvested shares of our common stock by $2.15, the closing market price per share of our common stock on the NASDAQ Global Select Market on June 27, 2014.

(2)
On March 10, 2014, each of Messrs. Mangan, Haynes, LeMaitre, Teichmann, and Unter received a performance-based grant of restricted stock. These performance-based restricted stock awards will vest, if at all, based upon based on our ability to achieve operating income breakeven through calendar year 2015 as well as time-based over a four year period. If the performance conditions are not achieved, then the corresponding awards will be forfeited in the third quarter of fiscal year 2016. If the performance conditions are achieved, then the performance-based restricted stock awards will vest (a) with respect to 50% of shares subject to such awards, on February 10, 2016 (the “PSU Initial Vesting Date”) and (b) with respect to the remaining shares subject to the awards, 6.25% of the shares on each February 10th, May 10th, August 10th and November 10th following the PSU Initial Vesting Date over the two years of continuous service thereafter.

(3)
The payout value of each award was calculated by multiplying the target number of unearned shares of restricted stock that have not vested by $2.15, the closing price per share of our common stock on the NASDAQ Global Select Market on June 27, 2014.

(4)
The options vest as to 25% of the shares subject to the option on the first anniversary of the date of grant and 1/48th of the shares subject to the option monthly thereafter over the remaining 36 months.

(5)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on May 10, 2013; and 6.25% of the number of shares subject to each such award shall vest on the August 10th, November 10th, February 10th , and May 10th following May 10th, 2013 over the following three years.

(6)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on May 10, 2014; and 6.25% of the number of shares subject to each such award shall vest on the August 10th, November 10th, February 10th , and May 10th following May 10th, 2014 over the following three years.

(7)
The restricted stock awards vested as to 50% of the number of shares subject to each restricted stock award on August 10, 2014; and 12.5% of the number of shares subject to each such award shall vest on the November 10th, February 10th , May 10th and August 10th following August10th, 2014 over the following year.

(8)
The restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on January 10, 2015; and 6.25% of the number of shares subject to each such award shall vest on the February 10th, May 10th, August 10th, and November 10th following January 10th, 2015 over the following three years.

(9)
The restricted stock units will vest as to 25% of the number of shares subject to each restricted stock unit on February 10, 2015; and 6.25% of the number of shares subject to each such unit shall vest on the May 10th, August 10th, November 10th, and February 10th following February 10th, 2015 over the following three years.

(10)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on August 15, 2012; and 6.25% of the number of shares subject to each such award shall vest on the November 15th, February 15th , May 15th, and August 15th following August 15th, 2012 over the following three years.

(11)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on August 15, 2013; and 6.25% of the number of shares subject to each such award shall vest on the November 15th, February 15th , May 15th, and August 15th following August 15th, 2013 over the following three years.

(12)
The restricted stock awards vested as to 25% of the number of shares subject to each restricted stock award on August 16, 2011; and 25% of the number of shares subject to each such award shall vest on August 16th following August 16th, 2011 over the following three years.

(13)
The restricted stock awards will vest as to 25% of the number of shares subject to each restricted stock award on November 10, 2015; and 6.25% of the number of shares subject to each such award shall vest on the February 10th, May 10th, August 10th, and November 10th following November 10th, 2015 over the following three years.

(14)
The restricted stock units will vest as to 25% of the number of shares subject to each restricted stock unit on February 10, 2015; and 6.25% of the number of shares subject to each such unit shall vest on the May 10th, August 10th, November 10th, and February 10th following February 10, 2015 over the following three years.

(15)
The restricted stock units will vest as to 25% of the number of shares subject to each restricted stock unit on May 10, 2015; and 6.25% of the number of shares subject to each such unit shall vest on the August 10th, November 10th, February 10th, and May 10th following May 10, 2015 over the following three years.

(16)	Mr. Turin did not have any outstanding awards at fiscal year end.
Fiscal 2014 Option Exercises and Stock Vested Table
The following table sets forth information regarding options exercised and the vesting of restricted stock awards held by the Named Executive Officers during the fiscal year ended June 28, 2014.

2014 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Greg Dougherty	—	—	843,918	$2,114,910
Pete Mangan	—	—	14,000	$24,708
Jerry Turin (3)	—	—	124,150	$253,237
Jim Haynes	—	—	57,037	$100,053
Yves LeMaitre	—	—	53,987	$98,775
Terry Unter	—	—	53,437	$100,014
David Teichmann	—	—	—	—
______________

(1)	The amounts reported in this column represent the number of shares of our common stock acquired with respect to full value awards that vested in fiscal 2014.

(2)
The amounts reported in this column represent the number of shares of our common stock that vested during fiscal 2014 multiplied by the closing market price of our common stock as quoted on the NASDAQ Global Select Market on each corresponding vesting date.

(3)	Includes 95,400 shares of restricted stock with a value realized on vesting of $211,788 in connection with Mr. Turin’s termination of employment on November 8, 2013.
Potential Payments Upon Termination or Change in Control
Employment, Change in Control and Severance Arrangements

The employment agreement with Mr. Dougherty provides that if we terminate his employment without “cause” or if he resigns his employment with “good reason” (a “Qualifying Termination”), then he will be eligible to receive the following payments and benefits:

•	A cash payment equal to the sum of twice his annual base salary and twice his target annual cash incentive award opportunity;

•	Accelerated vesting of all outstanding and unvested or unearned restricted stock and/or restricted stock unit awards which vest based on his continued employment; and

•	A monthly payment in the amount of $6,000 for 24 months in lieu of continuing other benefits, such as health and welfare benefits.

In addition, if Mr. Dougherty’s employment is terminated as the result of a Qualifying Termination in connection with a change in control of the Company, then the payments and benefits to which he would be eligible would include, in addition to those set forth above for a Qualifying Termination, accelerated vesting of all outstanding and unvested or unearned restricted stock and/or restricted stock unit awards, whether or not vesting is based on his continued employment.
For purposes of the employment agreement for Mr. Dougherty, the term “cause” means (a) a good faith finding by the Board (excluding the employee) that the employee has engaged in dishonesty, gross negligence or misconduct, or (b) the conviction of the employee of, or the entry of a pleading of guilty or nolo contendere by the employee to, any crime involving moral turpitude or any felony. Further, the term “good reason” means the following acts or omissions by the Company, taken without the employee’s written consent: (i) any material diminution in the employee’s base salary, (ii) a material diminution in the employee’s authority, duties or responsibilities or a material adverse change in reporting structure which means that the employee no longer reports directly to the Board of the Company or any successor company’s board, (iii) a material breach by the Company of the terms of the employment Agreement or (iv) a material adverse change by the Company in the location at which the employee performs employee’s principal duties for the Company to a new location that is both (a) outside a radius of 35 miles from the employee’s principal residence immediately prior to such change and (b) more than 20 miles from the location at which the employee performed employee’s principal duties for the Company immediately prior to such change without the prior consent of the employee.
Mr. Haynes has an employment agreement which generally provides for 3 months’ notice in the case of a “no just cause” termination. Mr. Haynes may be paid out in lieu of notice under the terms of the employment agreement. In addition, Mr. Haynes receives financial protection in the amount of three months’ salary plus pay in lieu of notice (three months) in the case of a termination. Mr. Haynes’ employment agreement also provides non-compete and non-solicit provisions for a period of six months following his termination of employment. In certain situations, defined in Mr. Haynes’ employment agreement, Mr. Haynes may receive continuation of his monthly basic salary during the period of his non-compete (up to a maximum of 6 months).
Other Named Executive Officers. Each of our currently employed Named Executive Officers (other than Mr. Dougherty) is party to an executive severance and retention agreement, as amended (which we refer to as the “Retention Agreement”). The Retention Agreement provides that if an executive officer dies or his employment with the Company is terminated without “cause” prior to a “change of control” of the Company, the executive officer will be eligible to receive the following payments and benefits, in addition to accrued benefits:

•
the sum of an amount equal to the average of the named executive’s bonuses earned during the last 3 full fiscal years (or such lesser number of years in which the Executive earned a bonus), divided by 2; and

•
an amount equal to the result obtained by multiplying the executive’s "reference salary" by a fraction, the numerator of which is eight months plus one additional month of base salary for each whole year of the executive officer’s employment by us (up to a maximum of 18 months) and the denominator of which is 12.

If the employment of an executive is terminated without “cause” or the executive leaves for “good reason” within 12 months following a “change of control” of the Company, the executive officer will be eligible to receive the following payments and benefits, in addition to accrued benefits:

•	an amount equal to 1.5 times the executive’s "reference salary" then in effect;

•	an average bonus (as described above); and

•	a taxable lump-sum cash payment equal to the executive’s aggregate premiums to continue his or her existing group health coverage (medical, dental, and vision) then in effect.
In addition to the above payments and benefits, following a “change of control” of the Company, the executive officer will also receive full acceleration of his outstanding equity awards and will have a period of six months in which to exercise any outstanding stock option accelerated in accordance with such provisions.
For purposes of the Retention Agreements, the term “cause” means the executive officer’s (1) willful and continued failure to substantially perform his or her reasonably assigned duties as an officer of the Company (other than a failure resulting from incapacity due to physical or mental illness or any failure after the executive officer gives notice of termination for good reason), or (2) willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. The term “good reason” means (1) the assignment to the executive officer of duties inconsistent in any material respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority or responsibilities, or (2) a reduction in the executive officer’s annual base salary. The term “change of control” means (1) the acquisition by any person of beneficial ownership of any capital stock of the Company if, after such acquisition, such person beneficially owns 50% or more of either (x) the outstanding company common stock or (y) the outstanding company voting securities (each as defined in the Retention Agreement), (2) such time as the current directors of the board of directors do not constitute a majority of the board (or, if applicable, the board of directors of a successor corporation to the Company), (3) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions or (4) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.
Table Regarding Amounts Payable. The following table shows the payments and benefits potentially payable to each of our currently employed Named Executive Officers upon death, if his employment were terminated, if he resigned for good reason, or if a change of control of the Company occurred. These amounts are calculated assuming that the death, employment termination, resignation for good reason or change of control took place on June 28, 2014. The closing price per share of our common stock on the NASDAQ Global Select Market on June 27, 2014 (the final business day of our fiscal 2014) was $2.15.

	Base Salary ($)(1)		Non-Equity Incentive Plan Compensation ($)		Accelerated Vesting of Options (2)	Accelerating Vesting of Restricted Stock (3)	Benefits ($)		Total ($)
Greg Dougherty
Type I event (4)	$1,200,000	(6)	$1,200,000	(8)	—	—	$180,538	(9)	$2,580,538
Type II event (5)	$1,200,000	(6)	$1,200,000	(8)	—	—	$180,538	(9)	$2,580,538

Pete Mangan
Type I event (4)	$291,667		$26,250		—	—	$9,408	(10)	$327,325
Type II event (5)	$525,000		$26,250		$32,705	$396,675	$37,509	(10)	$1,018,139

Yves LeMaitre
Type I event (4)	$385,000		$79,880		—	—	$28,212	(10)	$493,092
Type II event (5)	$495,000		$79,880		$1,179	$39,480	$56,128	(10)	$671,667

David Teichmann
Type I event (4)	$200,000		$—		—	—	$8,663	(10)	$208,663
Type II event (5)	$450,000		$—		$49,333	$204,250	$36,155	(10)	$739,738

Jim Haynes
Type I event (4)	$604,919	(7)	$31,352	(7)	—	—	$14,758	(7)(10)	$651,029
Type II event (5)	$604,919	(7)	$31,352	(7)	$1,193	$283,398	$31,604	(7)(10)	$952,466

(1)
Amounts shown are based on each executive's "reference salary." As of June 28, 2014, the "reference salary" for each executive officer was as follows: Greg Dougherty, $600,000; Pete Mangan, $350,000; Yves LeMaitre, $330,000; David Teichmann, $300,000; Jim Haynes, GBP 237,000. Except as otherwise noted, upon a Type I event, each executive officer will receive an amount equal to the result obtained by multiplying the executive’s "reference salary" by a fraction, the numerator of which is eight months plus one additional month of base salary for each whole year of the executive officer’s employment by us (up to a maximum of 18 months) and the denominator of which is 12. Except as otherwise noted, upon a Type II event, each executive officer will receive an amount equal to 1.5 times such officer’s “reference salary.”

(2)
Amounts shown represent the intrinsic value of all unvested option awards which would be accelerated upon the occurrence of the termination event. Intrinsic value for each award is calculated based on the number of shares that would be acquired upon the exercise of the portion of the option award subject to acceleration, multiplied by the difference between the closing price of our common stock of $2.15 on June 27, 2014, as quoted on the NASDAQ Global Select Market, and the exercise price for each option. Each of our named executive officers’ equity awards are subject to double-trigger acceleration. As a result, the named executive officers would not be entitled to receive the amounts listed in this column in the event of a change of control even absent a corresponding termination of employment.

(3)
Amounts shown represent the intrinsic value of all unvested restricted awards which would be accelerated upon the occurrence of the termination event, calculated based on the number of restricted awards subject to acceleration multiplied by the closing price of our common stock of $2.15 on June 27, 2014, as quoted on the NASDAQ Global Select Market. Each of our named executive officers’ equity awards are subject to double-trigger acceleration. As a result, the named executive officers would not be entitled to receive the amounts listed in this column in the event of a change of control even absent a corresponding termination of employment.

(4)
For Mr. Dougherty, a “Type I event” means termination without cause or resignation for good reason absent a change of control. For each of the other named executive officers, a “Type I event” means death or termination without cause absent a change of control.

(5)
For Mr. Dougherty, a “Type II event” means termination without cause or resignation for good reason in connection with a change of control. For each of the other named executive officers, a “Type II event” means death, termination without cause or resignation for good reason in connection with a change of control.

(6)	Represents two times Mr. Dougherty’s annual salary.

(7)	Converted from U.K. pounds sterling to U.S. dollars using the noon buying rate of exchange of U.S. dollars to U.K. pounds sterling of $1.70 on June 27, 2014.

(8)	Represents twice the annual target cash incentive award opportunity for Mr. Dougherty.

(9)
Represents $36,538 of earned but unpaid vacation as of June 28, 2014 and $144,000 in lieu of employee medical insurance coverage and employee group life insurance coverage for a period of 24 months following termination.

(10)
Consists of earned but unpaid vacation as of June 28, 2014 and a taxable lump-sum cash payment equal to the Executive’s aggregate premiums to continue his or her existing group health coverage for a period of 12 months following termination.

Separation Agreement with Mr. Turin. On October 8, 2013, Mr. Turin, our Chief Financial Officer, resigned his position with the Company effective November 8, 2013. In connection with his resignation, and in exchange for his execution of a release and waiver of claims in favor of the Company, we entered into a separation agreement with Mr, Turin dated November 7, 2013, under which he received:

▪	a cash payment in the amount of $245,893;

▪	entitlement to outplacement assistance worth up to $2,000;

▪	any prior period bonus which had been previously approved but not previously paid; and

▪	the amount of any accrued base salary and/or vacation pay to the date of his termination of employment to the extent not previously paid.

In addition, the Compensation Committee agreed to vest 95,400 shares of our common stock subject to an outstanding restricted stock award previously granted to Mr. Turin which had not vested in accordance with the award’s terms by his last day of employment.

Separation Agreement with Mr. Unter. On May 1, 2014, Dr. Unter, our Chief Operating Officer, resigned his position with the Company effective June 2, 2014. In connection with his resignation, and in exchange for his execution of a release and waiver of claims in favor of the Company, we entered into a separation agreement with Dr, Unter dated June 2, 2014, under which he received:

▪	a cash payment in the amount of $570,923;

▪	entitlement to outplacement assistance worth up to $2,000; and

▪	the amount of any accrued base salary and/or vacation pay to the date of his termination of employment to the extent not previously paid.

Compensation Committee Interlocks and Insider Participation
From June 2013 until December 2013, Messrs. Cowan, Lee and J. Smith and Ms. Holland served on our compensation committee. Since January 2014, Ms. Holland and Messrs. Cowan and J. Smith have served on our compensation committee. During fiscal year 2014, no executive officer of Oclaro served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, whose executive officers served on the Board or our compensation committee.
CORPORATE GOVERNANCE
The Board believes that good corporate governance is important to ensure that Oclaro is managed for the long-term benefit of our stockholders. This section describes key corporate governance guidelines and practices that Oclaro has adopted. Complete copies of the committee charters and code of business conduct and ethics described below are available on our website at www.oclaro.com. Alternatively, you can request a copy of any of these documents without charge by writing to Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary.
Corporate Governance Guidelines
The Board has adopted corporate governance guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of Oclaro and our stockholders. These guidelines, which provide a framework for the conduct of the Board’s business, provide that:

•
in the event that the Chairman of the Board is not an independent director, the nominating and corporate governance committee may nominate an independent director to serve as our “Lead Director” who will be approved by the majority of our independent directors;

•	the principal responsibility of the directors is to oversee the management of Oclaro;

•	a majority of the members of the Board shall be independent directors;

•	the independent directors shall meet in executive session at least twice a year and at other times upon request of an independent director;

•	directors shall have full and free access to officers and employees of Oclaro and, as necessary, independent advisors;

•	new directors shall participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis; and

•	at least annually the nominating and corporate governance committee shall oversee a self-evaluation of the Board designed to determine whether the Board and its committees are functioning effectively.
Director Attendance at Annual Meeting of Stockholders
Our corporate governance guidelines provide that each director is encouraged to attend our annual stockholder meeting. Two of our seven directors serving at the time attended our 2013 annual meeting of stockholders.
Board of Directors Meetings
The Board held 13 meetings, including by telephone conference, during fiscal year 2014. The compensation committee of the Board held five meetings, including by telephone conference, during fiscal year 2014. The audit committee of the Board held nine meetings, including by telephone conference, during fiscal year 2014. The nominating and corporate governance committee of the Board held four meetings during fiscal year 2014. During fiscal year 2014, each director attended at least 75% of the meetings of the Board and the committees on which the director served, if any, during the period that the director served on the Board or any such committees.
Director Independence
Under applicable NASDAQ rules, a director of Oclaro will qualify as an “independent director” only if, among other things, in the opinion of the Board, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The Board has determined that neither Joel Smith, Edward Collins, Lori Holland, Marissa Peterson, Kendall Cowan, nor William L. Smith has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under Rule 5605 of the NASDAQ Stock Market, Inc. Marketplace Rules.

Board Committees
The Board has standing audit, compensation and nominating and corporate governance committees, each of which operates under a charter that has been approved by the Board. A current copy of each committee’s charter is posted on the Corporate Governance section of our website, www.oclaro.com.
The members of the compensation committee of the Board are Mr. Cowan (Chairman), Ms. Holland, Mr. J. Smith and Mr. Lee; the members of the audit committee of the Board are Ms. Holland (Chairman), Mr. Collins and Mr. Cowan; and the members of the nominating and corporate governance committee of the Board are Mr. J. Smith (Chairman), Mr. B. Smith and Mr. Collins.
The Board has determined that all of the current members of each of the three standing committees described above are independent as defined under the rules of the NASDAQ Stock Market, including, in the case of all members of the audit committee of the Board, the independence requirements of Rule 10A-3 under the Exchange Act.
Audit Committee. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and evaluating the independence of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from the firm;

•	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly consolidated financial statements and related disclosures;

•	monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•	establishing procedures for the receipt and retention of accounting related complaints and concerns; and

•	meeting independently with our independent registered public accounting firm and management.
The Board has determined that Lori Holland, Kendall Cowan and Edward Collins are “audit committee financial experts” as defined in Item 407(d)(5)(ii) of Regulation S-K.
Compensation Committee. The compensation committee’s responsibilities include:

•	reviewing and approving, or making recommendations to the Board with respect to, the compensation of our Chief Executive Officer and other executive officers;

•	making recommendations to the Board with respect to incentive compensation and equity-based plans;

•	administering our incentive compensation and equity-based plans;

•	preparing an annual committee report for inclusion in our proxy statements; and

•	reviewing and discussing our Compensation Discussion and Analysis with senior management and recommending to the Board that the same be included in our proxy statement.
Nominating and Corporate Governance Committee. The nominating and corporate governance committee’s responsibilities include:

•	reviewing with the Board, on an annual basis, the requisite skills and criteria for new board members and the composition of the Board as a whole;

•	recommending to the Board the persons to be nominated for election as directors and to each of the Board’s committees;

•	reviewing and making recommendations to the Board with respect to director compensation;

•	developing and recommending to the Board corporate governance guidelines;

•	overseeing the self-evaluation of the Board; and

•	overseeing an annual review by the Board of succession planning.

Board Leadership
Under our current corporate governance guidelines, the Board does not have a set policy on whether the offices of Chairman of the Board and Chief Executive Officer should be held by separate individuals or by the same individual. The Board believes that its current leadership structure best serves the objectives of the Board’s oversight of management, the ability of the Board to carry out its roles and responsibilities on behalf of the shareholders, and the Company’s overall corporate governance. The Board also believes that the current separation of the Chairman of the Board of Directors and CEO roles allows the CEO to focus his time and energy on operating and managing the Company and leveraging the experience and perspectives of the Chairman of the Board of Directors. The Board periodically reviews the leadership structure and may make changes in the future.
Our corporate governance guidelines provide that in the event that the Chairman of the Board is not an independent director, the nominating and corporate governance committee may nominate an independent director to serve as “Lead Director,” who shall be approved by a majority of the independent directors. If appointed, the Lead Director will have significant responsibilities with respect to our corporate governance. The Lead Director’s responsibilities will include the following:

•	presiding at all meetings of the Board at which the Chairman of the Board of Directors is not present, including executive sessions of the independent directors;

•	meeting with any director who is not adequately performing his or her duties as a member of the Board or any committee;

•	serving as liaison between the Chairman of the Board of Directors and Chief Executive Officer and the independent directors;

•	approving information sent to the Board;

•	approving meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	working with the Chairman of the Board of Directors in the preparation of the agenda for each board of director meeting and approve such meeting agendas;

•	otherwise consulting with the Chairman of the Board of Directors and Chief Executive Officer on matters relating to corporate governance and board of director performance; and

•	if requested by a major stockholder, making himself or herself available for consultation and direct communication.
Risk Oversight
The Board as a whole has oversight responsibility for our risk management process. This risk oversight function is carried out both by the full board and by individual committees that are tasked by the Board with oversight of specific risks. The audit committee oversees risks associated with financial and accounting matters including compliance with legal and regulatory requirements, and our financial reporting and internal control systems. The compensation committee evaluates risks associated with our compensation policies and practices so as not to encourage or reward excessive risk-taking by our executives or employees.
On a regular basis the Board receives information and reports from committees, senior management and/or outside counsel and consultants and discusses the identification, assessment, management and mitigation of the risks associated with our strategic and business plans and operations. The Board also holds regular sessions with members of management with the specific purpose of identifying, prioritizing and managing those risks that we believe are material to our operations.
Director Nomination Process
In the event of a decision to nominate one or more non-incumbents for service on the Board, due to the resignation of a sitting director or otherwise, our nominating and corporate governance committee would undertake a process to identify and evaluate director candidates. This process would include requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by the Chairman of the Board, the Lead Director and other members of our nominating and corporate governance committee and the Board. The committee would also consider the extent to which a given candidate increases the diversity of the Board in terms of professional background, business experience, education, and other factors.
In general, in considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended director nominees, the nominating and corporate governance committee will apply the criteria set forth in our corporate governance guidelines. These criteria include the candidate’s integrity, business acumen, commitment to understanding our business and industry, experience, conflicts of interest and the ability to act in the interests of all stockholders. Further, specific consideration is given to, among other things, diversity of background and experience that a candidate would bring to the Board. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to our nominating and corporate governance committee at the following address: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the committee or the Board, by following the procedures set forth under “Stockholder Proposals for 2015 Annual Meeting” in this proxy statement.
Communicating with the Directors
The Board will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of the Board, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as she considers appropriate.
Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chairman of the Board or the Lead Director, if there is one, considers important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.
Stockholders who wish to send communications on any topic to the Board should address such communications to the Board, c/o Corporate Secretary, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134.
Code of Business Conduct and Ethics
We have adopted a written code of business conduct and ethics that applies to our directors, officers, contractors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We have posted a current copy of the code on our website, www.oclaro.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of the code of business conduct and ethics. There were no waivers of the code of business conduct and ethics in fiscal year 2014.
Related Person Transactions

As a result of our acquisition of Opnext on July 23, 2012, Hitachi, Ltd. (Hitachi) holds approximately 11 percent of our outstanding common stock as of June 28, 2014 based on Hitachi’s most recent Schedule 13G filed with the Securities and Exchange Commission on February 12, 2014.

We continue to enter into transactions with Hitachi in the normal course of business. Sales to Hitachi were $13.4 million and $9.3 million for the year ended June 28, 2014 and June 29, 2013, respectively. Purchases from Hitachi were $13.9 million and $21.0 million for the year ended June 28, 2014 and June 29, 2013, respectively. At June 28, 2014 and June 29, 2013 we had $2.7 million and $3.0 million, respectively, in accounts receivable due from Hitachi and $4.5 million and $2.2 million, respectively, in accounts payable due to Hitachi. We also have certain capital equipment leases with Hitachi Capital Corporation as described in Note 9 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended June 28, 2014 and we lease certain facilities in Japan from Hitachi.

We are now party to the following material agreements with Hitachi:

Intellectual Property License Agreements

We are party to two intellectual property license agreements pursuant to which Hitachi licenses certain intellectual property rights to us on the terms and subject to the conditions stated therein on a fully paid, nonexclusive basis and we license certain intellectual property rights to Hitachi on a fully paid, nonexclusive basis. Hitachi has also agreed to sublicense certain intellectual property to us to the extent that Hitachi has the right to make available such rights to us in accordance with the terms and subject to the conditions stated therein.

We are also party to an intellectual property license agreement with Hitachi Communication Technologies, Ltd., a wholly owned subsidiary of Hitachi, whereby Hitachi Communication Technologies, Ltd. licenses certain intellectual property rights to us on a fully paid, nonexclusive basis, and we license certain intellectual property rights to Hitachi Communication Technologies, Ltd. on a fully paid, nonexclusive basis.

Research and Development Agreement

We are party to a Research and Development Agreement pursuant to which Hitachi provides certain research and development support to us in accordance with the terms and conditions of the agreement. Intellectual property resulting from certain research and development projects is owned by us and licensed to Hitachi on a fully paid, nonexclusive basis. Intellectual property resulting from certain other research and development projects is owned by Hitachi and licensed to us on a fully paid, nonexclusive basis. Certain other intellectual property is jointly owned.
Policies and Procedures for Related Person Transactions
The Board has adopted a written policy that contains procedures for the reporting and review of any transaction, arrangement or relationship in which Oclaro is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.
If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. Our policy requires that the proposed related person transaction be reviewed and, if deemed consistent with the standards contained in our policy, approved by the audit committee of the Board. Whenever practicable, the reporting, review and approval must occur prior to the effectiveness or consummation of the transaction. If advance review and approval is not practicable, our audit committee must review, and, in its discretion, ratify the related person transaction. The policy permits the chairman of our audit committee to review and, if deemed consistent with the standards contained in our policy, approve the proposed related person transaction if it arises between audit committee meetings, subject to ratification of the related person transaction by our audit committee at its next meeting. Any related person transaction that is ongoing in nature must be reviewed annually by our audit committee.
A related person transaction reviewed under our policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, our audit committee must review and consider:

•	the related person’s interest in the related person transaction;

•	the approximate dollar value of the amount involved in the related person transaction;

•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•	whether the transaction was undertaken in the ordinary course of our business;

•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to us of, the related person transaction; and

•
any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our audit committee may approve or ratify the transaction only if our audit committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, Oclaro’s best interests. Our audit committee may impose any conditions on the related person transaction that it deems appropriate.
Our policy excludes from the definition of “related person transaction” the transactions identified by the Commission as not requiring disclosure under the Commission’s related person transaction disclosure rule. Accordingly, such transactions are not subject to reporting, review, approval or ratification under our policy. In addition, the Board has determined that, under certain circumstances, a transaction does not create a material direct or indirect interest on behalf of a related person (and therefore is not a related person transaction under our policy) including if:

•	the transaction is specifically contemplated by the provisions of our certificate of incorporation or By-laws; or

•
the related person’s interests in the transaction arise solely from his or her position as an executive officer of another entity (whether or not he or she is also a director of such entity) that is a participant in the transaction, where (i) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (ii) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, and (iii) the amount involved in the transaction equals less than the greater of $200,000 or 5% of the annual consolidated gross revenues of the entity receiving payment under the transaction.

PROPOSAL 2
APPROVAL OF THE FIFTH AMENDED AND RESTATED 2001 LONG-TERM STOCK INCENTIVE PLAN
Introduction
On July 30, 2014, the Board of Directors approved and adopted, subject to the approval of our stockholders at the Annual Meeting, the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Amended Plan”). The Amended Plan continues to afford us the ability to design compensatory awards that are intended to advance our interests and long-term success by encouraging stock ownership among our officers, other employees, consultants and non-employee directors.

The Amended Plan amends and restates in its entirety the Fourth Amended and Restated 2001 Long-Term Stock Incentive Plan (the “Current Plan”). If the Amended Plan is approved by stockholders, it will become effective on the day of the Annual Meeting (although all outstanding stock awards granted under the Prior Plans will continue to be subject to the terms and conditions as set forth in the agreement evidencing such stock awards and the terms of the Prior Plans). If the Amended Plan is not approved by our stockholders, no awards will be made under the Amended Plan and the Current Plan will remain in effect as it was on the date of the Annual Meeting.

Our principal reasons for amending and restating the Current Plan are (i) to increase the number of shares of common stock available for issuance and (ii) to consolidate the share reserve of the Current Plan with the share reserve of the Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan,” and with the Current Plan, the “Prior Plans”). The Amended Plan will increase the maximum number of shares available for awards under all of the Prior Plans from 15,210,288 to 21,210,288, an increase of 6,000,000 shares of common stock (or 19.5 % of our outstanding common stock as of September 15, 2014). We anticipate that the adoption of the Amended Plan will reduce the administrative burden and cost of maintaining multiple plans, as well as provide increased transparency to our stockholders regarding the shares available for grant under our equity compensation program as well as clarity and consistency in award terms for plan participants. In addition, the Amended Plan contains updates to the Current Plan for clarity, ease of administration and compliance with developments in applicable laws and stock plan practices, as well as a reduction to the maximum term for stock options from 10 years to seven years. The material changes are described in the "Summary of Material Changes" below, which is followed by a description of the highlights of the Amended Plan and a summary description of the entire Amended Plan.

The affirmative vote of a majority of the shares of our common stock entitled to vote on this proposal and represented and voting at the Annual Meeting is required to approve the Amended Plan.

The actual text of the Amended Plan is attached to this proxy statement as Annex A. The following description of the Amended Plan is only a summary of its principal terms and provisions and is qualified by reference to the actual text as set forth in Annex A.

Why We Believe You Should Vote for Proposal Two

Share Increase

We believe that our future success depends in part on our ability to attract, motivate and retain high quality employees and directors and that the ability to provide equity-based and incentive-based awards under the Amended Plan is critical to achieving this success. We would be at a severe competitive disadvantage if we could not use stock-based awards to recruit and compensate our non-employee directors, officers, other employees and consultants. We believe the use of common stock as part of our compensation program fosters a pay-for-performance culture. We believe that equity compensation motivates directors and employees to create stockholder value because the value such individuals realize from their equity compensation is based on our stock price performance. We use equity compensation to focus employees on key operational goals, through the use of performance-vesting terms. We also believe that equity compensation promotes retention, through the use of long term vesting schedules.
As of September 15, 2014, grants covering 2,815,635 shares were outstanding under the 2004 Plan, and 1,234,938 shares remain available for issuance under the 2004 Plan, and grants covering 6,922,887 shares were outstanding under the Current Plan, and 1,418,948 shares remain available for issuance under the Current Plan. That is, we have only 2,653,886 shares in the aggregate available for grant under the Prior Plans, and we anticipate needing approximately 6,000,000 shares for new equity grants in the next 2 years.
If the Amended Plan is not approved, we may be compelled to increase significantly the cash component of our compensation programs, which may not necessarily align director or employee compensation interests with the investment interests of our stockholders as well as equity-based awards. Replacing equity awards with cash would also increase cash compensation expense and use cash that might be better utilized if reinvested in our businesses or returned to our stockholders.

To help our stockholders better understand our historical equity compensation practices, currently anticipated needs, and an estimate of the potential cost of dilution from our request for additional shares, we note that, as of September 15, 2014:

▪	We have 108,681,108 shares issued and outstanding;

▪
We have 5,745,598 shares (5.3% of our outstanding common stock) subject to outstanding unvested full-value awards (restricted stock, restricted stock units and target performance-based restricted stock units);

▪
We have 3,992,924 shares (3.7% of our outstanding common stock) subject to outstanding stock options and stock appreciation rights, with a weighted average exercise price of $8.20 and an average remaining term of 5.2 years;

▪	We have 1,234,938 shares available for future grant under the 2004 Plan, and 1,418,948 shares available for future grant under our Current Plan;

▪
Given our existing fungible share ratio of 1.25 under the Current Plan, we have an aggregate of only 2,123,108 shares available for future grants in the form of full-value awards (2.0 % of our outstanding common stock);

▪
The total number of shares of common stock subject to outstanding awards (11,174,921 shares - after taking into account the fungible share ratio), plus the total number of shares available for future awards under the Prior Plans (2,123,108 shares after taking into account the current fungible share ratio of 1.25), represents a current overhang percentage of 12.2% (in other words, the potential dilution of our stockholders represented by the Prior Plans);

▪
We are asking for an additional 6,000,000 shares of common stock for future issuance under the Amended Plan (which number is reduced to 4,285,714 after taking into account the proposed increased fungible share ratio of 1.4) - this represents 3.9 % of our outstanding common stock (that is, the potential the dilution of our stockholders that would occur if the Amended Plan is approved); and

▪
The total shares of common stock subject to outstanding awards (12,036,761 shares), plus the total shares available for future awards under the Prior Plans (1,895,632 shares), plus the proposed additional shares available for future issuance under the Amended Plan (4,285,714 shares), after taking into account the proposed increased fungible share ratio of 1.4 for each of these three overhang components, represents a total number of 18,218,107 shares (16.8 % of our outstanding stock), assuming the Amended Plan is approved by stockholders.

We recognize how important it is to our stockholders to actively and closely manage the potential dilution related to our equity compensation programs. Based on the closing price on the NASDAQ Global Select Market for our common stock on September 15, 2014 of $1.59 per share, the aggregate market value as of that date of the 6,000,000 additional shares of common stock requested for issuance under the Amended Plan was $9,540,000.

We also recognize that our stockholders want to know about our recent grant practices, including our recent “burn rate”, when considering how to vote on our proposal to approve the Amended Plan. We believe that burn rate or run rate (measuring a company’s annual usage of shares) is generally calculated as the number of shares granted divided by the weighted average number of shares outstanding, and generally demonstrates how quickly a company uses available shares. The table below provides our average aggregate three-year burn rate under the Prior Plans. We note that for Russell 3000 companies in our GICS group (Technology Hardware), the ISS allowable burn rate as of February 1, 2014 is 5.49%, We believe that our recent annual burn rates, and our burn rate as compared to the ISS allowable cap for 2014, demonstrate our commitment to sound equity compensation grant practices.

Fiscal Year	Options Granted	Restricted Stock Awards/Units Granted (excluding Performance-Based)	Performance-Based Restricted Stock Awards/Units Earned	Total Adjusted Shares Granted	Weighted avg shares at end of fiscal year	Adjusted Burn Rate
2012	497,571	611,792	—	1,115,259	50,396,000	2.2%
2013	423,000	2,539,962	—	4,232,943	87,770,000	4.8%
2014	320,000	3,347,278	515,000	5,883,917	98,986,000	5.9%
Average Three-Year Burn Rate (2012-2014)						4.3%

In determining the number of shares to request for approval under the Amended Plan, our management team worked with Compensia, the Compensation Committee's independent compensation consultant, and the Compensation Committee. We considered a number of factors, including our recent share usage, anticipated hiring needs for key employees in the next 2 years, the potential dilution (as noted in the figures above), our current focus on granting full value awards (and therefore the importance of the fungible share ratio), our current stock price, recent experiences in the equity awards expected by new hire candidates, and the most recently published information from institutional proxy advisory firms such as ISS that our stockholders might consider in evaluating our proposal for the Amended Plan. After reviewing this information in a subjective, non-formulaic fashion, we decided to request an additional 6,000,000 shares. We currently anticipate that the shares requested, when combined with currently available reserves, will provide for grants in the ordinary course of business for approximately 2 years. However, the proposed share reserve could last for a shorter or longer period of time, such as might be the case if equity compensation practices within our peer group changed and required us to alter our current grant practices to remain competitive, or if our stock price changes materially. As noted in "Other Amended Plan Highlights" and elsewhere below, and consistent with the terms of our Prior Plans and market practices, our Compensation Committee will retain full discretion under the Amended Plan to determine the form, terms, number and size of awards to be granted under the Amended Plan, and future benefits that may be received by participants under the Amended Plan are not determinable at this time.

Consolidation of Share Reserves

As part of our commitment to effectively manage our available equity compensation pools, the Amended Plan will consolidate and replace the Prior Plans. Among other benefits, the adoption of the Amended Plan will help reduce the administrative burden and cost of maintaining multiple plans.

Summary of Other Material Changes to the Current Plan

In addition to updates to the Current Plan for clarity, ease of administration and compliance with developments in applicable laws (such as Section 409A of the Code), the Amended Plan makes the following other material changes to the Current Plan.

▪
The Amended Plan increases our existing fungible share ratio so that each full value award granted under the Amended Plan, and each full value award share returning to the reserve, counts as 1.4 shares, rather than the current rate of 1.25 under the Current Plan.

▪
The Amended Plan provides that all awards granted under the Amended Plan will be subject to recoupment in accordance with any “clawback” policy that the Compensation Committee chooses to adopt or that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

▪
The Amended Plan provides that no stock options or stock appreciation rights will be granted with an exercise or base price less than the fair market value of our common stock on the date of grant (except for awards that we grant in conversion, replacement or assumption for awards granted by companies that we may acquire from time to time, and only to the extent such pricing is permitted by applicable law).

▪	The Amended Plan clarifies that the exercise price for stock options may be paid through a net exercise arrangement on such conditions and terms established by the Compensation Committee.

▪	We are requesting that stockholders approve a corresponding increase in the number of shares that can be issued on the exercise of incentive stock options (“ISOs”) from 10,779,709 to 21,210,288.

The Current Plan provides that no grants will be made under the Current Plan after the tenth anniversary of the date on which the Current Plan was approved by the Company's stockholders, or July 23, 2023. The Amended Plan does not extend this date.

Summary of the Provisions of the Amended Plan
Shares Available for Awards

Subject to certain adjustments set forth in the Amended Plan, the aggregate number of shares that may be issued pursuant to awards under the Amended Plan will consist of (A) the authorized share reserve of 10,779,709 Shares under the Current Plan, (B) an additional 6,000,000 shares being requested under this Proposal Number 2, (C) the shares remaining available for issuance under the 2004 Plan on the date of this Annual Meeting, and (D) the shares subject to awards (measured on the date of this Annual Meeting) granted under the 2004 Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those shares, or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards if, as, and when such shares are subject to such events, which aggregate number of shares described in (A) through (D) will not exceed 21,210,288 shares.

Full value awards granted under the Amended Plan will count as 1.4 shares for purposes of the share limit. If any shares covered by an award granted under the Amended Plan are forfeited, or if an award expires, terminates or is canceled (other than by reason of exercise or vesting), then the shares covered by the award will again be available for grant under the Amended Plan.
Administration

With respect to awards granted to our non-employee directors, the Amended Plan is administered by our Board. With respect to all other awards, the Amended Plan may be administered by the Board, the Compensation Committee of our Board (the “Compensation Committee”) or another duly authorized committee. In general, our Board may at any time exercise any rights and duties under the Amended Plan except with respect to matters which under Rule 16b-3 under the Exchange Act or Section 162(m) of the Code are required to be determined in the sole discretion of the Compensation Committee. The plan administrator has the exclusive authority to administer the Amended Plan, including, but not limited to, the authority to: (i) designate participants; (ii) determine the types of awards, the number of shares covered by awards, the terms and conditions of awards, and the payment terms of awards; (iii) interpret the Amended Plan; (iv) establish, amend, suspend, or waive rules and regulations governing the Amended Plan; (v) appoint agents to help administer the Amended Plan; and (vi) make any other determination that it deems necessary for the administration of the Amended Plan.
Eligibility

Under the Amended Plan, we may grant awards to members of our Board and to all officers, employees, and consultants of ours and our subsidiaries, as determined by the plan administrator. Only our employees and employees of our qualifying corporate subsidiaries are eligible to be granted options that are intended to qualify as “incentive stock options” under Section 422 of the Code. As of September 15, 2014, we have 6 non-employee members of our Board of Directors, 7 officers and approximately 1,300 employees worldwide.
Awards
The Amended Plan allows us to grant incentive stock options, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, dividend equivalents, restricted stock units, and performance-based awards to eligible individuals. Except as otherwise provided by the plan administrator, no award granted under the Amended Plan may be assigned, transferred or otherwise disposed of by the grantee, except by will or the laws of descent and distribution. The maximum number of shares of our common stock which may be subject to awards granted to any one participant during any calendar year is 1,000,000 and the maximum amount that may be paid to a participant in cash during any calendar year with respect to cash-based awards is $1,500,000. For clarity, these two limits, which were approved by our stockholders in connection with the approval of the Prior Plan in January 2014, are intended to satisfy the requirements of Code Section 162(m), and are equally applicable to awards granted under the Amended Plan to our Board members.
Stock Options
Stock options, including incentive stock options as defined under Section 422 of the Code, and nonqualified stock options, may be granted under the Amended Plan. Except as permitted in connection with certain mergers or acquisitions, and subject to the provisions of Code Sections 409A and 424(a), the option exercise price of stock options granted pursuant to the Amended Plan may not be less than 100% of the fair market value of our common stock on the date of grant. No incentive stock option may be granted to a grantee who owns more than 10% of our stock unless the exercise price is at least 110% of the fair market value at the time of grant. Notwithstanding whether an option is designated as an incentive stock option, to the extent that the aggregate fair market value of the shares with respect to which such option is exercisable for the first time by any optionee during any calendar year exceeds $100,000, or to the extent an award otherwise fails to qualify as an incentive stock option, such excess will be treated as a nonqualified stock option. Payment for the exercise price of an option may be made in cash, or its equivalent, or, with the consent of the plan administrator, through a net exercise arrangement, by exchanging shares owned by the optionee or through delivery of instructions to a broker to sell the shares otherwise deliverable upon the exercise of the option and to deliver promptly to us an amount equal to the aggregate exercise price, or a combination of the foregoing, provided the combined value is at least equal to such aggregate exercise price. A participant may be permitted to pay the exercise price of an option or taxes relating to an option’s exercise by delivering shares by presenting proof of beneficial ownership of such shares, in which case we will treat the option as exercised without further payment and withhold such number of shares from the shares acquired by the option’s exercise.
No participant who is a member of our Board of Directors or an “executive officer” within the meaning of Section 13(k) of the Exchange Act will be permitted to pay the exercise price of an option in any method which would violate Section 13(k) of the Exchange Act. Stock options may be exercised as determined by the plan administrator, but in no event may the term of any option exceed seven years. In the case of an incentive stock option granted to a person who owns more than 10% of our stock on the date of grant, such term will not exceed five years.
Restricted Stock

Eligible employees, consultants and directors may be issued restricted stock pursuant to the Amended Plan in such amounts and on such terms and conditions as determined by the plan administrator. Restricted stock is evidenced by a written restricted stock agreement. The restricted stock agreement contains restrictions on transferability and may contain such other restrictions as the plan administrator may determine, including, without limitation, limitations on the right to vote the restricted stock or the right to receive dividends on the restricted stock. These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the plan administrator determines at the time of grant of the award or thereafter.
Stock Appreciation Rights

A SAR is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the SAR over the grant price of the SAR. In no event will the per share grant price of a SAR be less than 100% of the fair market value of a share of our common stock on the date of grant, except as permitted in connection with certain mergers or acquisitions, and subject to the provisions of Code Sections 409A and 424(a). The plan administrator may issue SARs in such amounts and on such terms and conditions as it may determine, consistent with the terms of the Amended Plan. The plan administrator may grant SARs that are settled in cash, in our common stock or in a combination of cash and stock.
Other Awards under the Amended Plan
The Amended Plan provides that the plan administrator may also grant or issue dividend equivalents, restricted stock units, cash-based performance bonus awards and equity-based performance-based awards or any combination thereof to eligible employees, consultants and directors. The term of each such grant or issuance is set by the plan administrator in its discretion. The plan administrator may establish the exercise price or purchase price, if any, of any such award.
Payments with respect to any such award are made in cash, in common stock or a combination of both, as determined by the plan administrator. Any such award is subject to such additional terms and conditions as determined by the plan administrator and is evidenced by a written award agreement.
Dividend Equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or common stock) of dividends paid on our common stock. They represent the value of the per share dividends, if any, paid on our common stock, calculated with reference to the number of shares that are subject to any award held by the participant.
Restricted Stock Units. Restricted stock units may be granted to any participant in such amounts and subject to such terms and conditions as determined by the plan administrator. Each restricted stock unit has a value equal to the fair market value of a share of our common stock. Restricted stock units are paid to participants in cash, shares, other securities or other property, as determined in the sole discretion of the plan administrator. At the time of grant, the plan administrator specifies the date or dates on which the restricted stock units will become vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. The plan administrator specifies the purchase price, if any, to be paid by the participant to us for such shares of common stock.
Performance Bonus Awards. Any participant selected by the plan administrator may be granted a cash bonus payable upon the attainment of performance goals that are established by the plan administrator and relate to any one or more performance criteria determined appropriate by the plan administrator on a specified date or dates or over any period or periods determined by the plan administrator. A performance bonus award may, but need not, be granted in a manner that complied with Code Section 162(m).
Market Value
As of September 15, 2014, the closing price of one share of our common stock on the NASDAQ Global Select market was $1.59.

Director Grants

Non-employee directors may be granted awards in such type and amount as determined by the Board of Directors from time to time.
Performance-Based Awards
We may, but are not required to, grant cash or equity awards under the Amended Plan that are intended to be performance-based awards within the meaning of Section 162(m) of the Code. If the Committee wishes to grant an award that is eligible to be “performance-based compensation” under Section 162(m)(4)(C) of the Code, then, with respect to any such award, the Committee will use good faith efforts to comply with Code Section 162(m) and the related regulations and guidance. For clarity, neither this proposal nor the Amended Plan create any obligations or promises to grant awards that satisfy Code Section 162(m).
The Amended Plan maintains the list of performance goals previously approved by our stockholders for use under the Current Plan, including: (i) pre-tax income or after-tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria; and (xviii) operational criteria. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to results of a group. With regard to a particular performance period, the plan administrator has the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the plan administrator may reduce or eliminate (but not increase) the award. Generally, a participant has to be employed by us or our qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Any such award will be subject to such additional terms and conditions as are required by Section 162(m) of the Code. The plan administrator may also grant awards which are not intended to be performance based awards within the meaning of Section 162(m) to employees, including “covered employees”, and these awards may be based on performance criteria other than those listed above.
Foreign Participants
For countries in which we and our subsidiaries operate or have persons eligible to participate in the Amended Plan, the plan administrator has the power to determine which of our subsidiaries are covered by the Amended Plan, to determine which of our directors, employees and consultants outside the U.S. are eligible to participate in the Amended Plan, to modify the terms and conditions of any award granted to such eligible individuals to comply with applicable foreign laws, to establish subplans and modify any terms and procedures (with certain exceptions), and to take any action that it deems advisable with respect to local governmental regulatory exemptions or approvals.
Adjustments
If there is any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin-off, recapitalization or other distribution (other than normal cash dividends) of our assets to stockholders, or any other change affecting the shares of our stock or the share price of our stock, the plan administrator will make proportionate adjustments, in order to reflect such change with respect to (i) the aggregate number and type of shares that may be issued under the Amended Plan and any limits on the size of individual awards or the maximum number of shares that may be issued as ISOs, (ii) the terms and conditions of any outstanding awards (including, without limitation, any applicable performance targets or criteria with respect thereto), or (iii) the grant or exercise price per share for any outstanding awards under the Amended Plan.

Change in Control
In the event of a “change in control” (as defined in the Amended Plan), the plan administrator may, on such terms and conditions as it deems appropriate, take any of the following actions: terminate any award in exchange for an amount of cash, if any, that would have been attained upon exercise of such award, replace any award with other rights or property, provide that any award be assumed or replaced by the successor, adjust the number and type of shares subject to the award, provide that any award is fully vested, exercisable, or payable or cannot be vested, exercisable, or payable before the change in control. Except as may otherwise be provided in any written agreement between the participant and us, in the event of a change in control in which awards are not converted, assumed, or replaced by the successor, such awards will become fully exercisable and all forfeiture restrictions on such awards will lapse.
Upon, or in anticipation of, a change in control, the plan administrator may cause any and all awards outstanding under the Amended Plan to terminate at a specific time in the future and will give each participant the right to exercise such awards during a period of time as the plan administrator, in its sole and absolute discretion, will determine.
Expiration, Termination, and Amendment
The Amended Plan will expire on, and no award may be granted pursuant to this Amended Plan after, July 23, 2023. Any awards that are outstanding on July 23, 2023 will remain in force according to the terms of the Amended Plan and the applicable award agreement. Our Board of Directors may terminate, amend, or modify the Amended Plan at any time, subject to requirements to also obtain stockholder approval of such actions under applicable law, regulation or stock exchange rule.
Federal Income Tax Aspects of Awards under the Amended Plan
The Federal income tax consequences of the Amended Plan under current federal income tax law are summarized in the following discussion which deals with the general tax principles applicable to the Amended Plan and is intended for general information only. The following discussion of federal income tax consequences does not purport to be a complete analysis of all of the potential tax effects of the Amended Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The following does not describe other Federal taxes, or foreign, state or local income taxes which may vary depending on individual circumstances.
Section 409A of the Code. Certain types of awards under the Amended Plan, including restricted stock units and dividend equivalents, may constitute, or provide for, a deferral of compensation under Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). In the event that the plan administrator determines that any award may be subject to Section 409A of the Code, the Amended Plan and any applicable awards may be modified to exempt the awards from Section 409A of the Code or comply with the requirements of Section 409A of the Code.
Stock Options. If an option qualifies for incentive stock option treatment, the optionee will recognize no income upon grant or exercise of the option except that at the time of exercise, the excess of the then fair market value of the common stock over the exercise price will be an item of tax preference for purposes of the alternative minimum tax. If the optionee holds the shares for more than two years after grant of the option and more than one year after exercise of the option, upon an optionee’s sale of his or her shares of common stock, any gain will be taxed to the optionee as capital gain. If the optionee disposes of his or her shares of common stock prior to the expiration of one or both of the above holding periods, the optionee generally will recognize ordinary income in an amount measured as the difference between the exercise price and the lower of the fair market value of the common stock at the exercise date or the sale price of the common stock. Any gain recognized on such a disposition of the common stock in excess of the amount treated as ordinary income will be characterized as capital gain. The Company will generally be allowed a business expense deduction to the extent the optionee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.
An optionee will not recognize any taxable income at the time the optionee is granted a nonqualified stock option. However, upon exercise of the option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of the common stock over the exercise price, and we will be entitled to a corresponding deduction at the time of exercise, subject to Sections 162(m) and 280G of the Code. Upon an optionee’s sale of such shares, any difference between the sale price and fair market value of such shares on the date of exercise will be treated as capital gain or loss and will qualify for long-term capital gain or loss treatment if the common stock has been held for at least the applicable long-term capital gain period (currently more than one year).

Stock Appreciation Rights. Generally, stock appreciation rights will not be taxable to the participant at grant. Upon exercise of the stock appreciation right, the fair market value of the shares received, determined on the date of exercise, or the amount of cash received in lieu of shares, will be taxable to the participant as ordinary income in the year of such exercise. We will generally be entitled to a business expense deduction to the extent that the grantee recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.
Restricted Stock. Generally, a participant will not be taxed upon the grant or purchase of restricted stock that is subject to a “substantial risk of forfeiture,” within the meaning of Section 83 of the Code, until such time as the restricted stock is no longer subject to the substantial risk of forfeiture. At that time, the participant will be taxed on the difference between the fair market value of the common stock and the amount the participant paid, if any, for such restricted stock.
However, the recipient of restricted stock under the Amended Plan generally may make an election under Section 83(b) of the Code to be taxed with respect to the restricted stock as of the date of transfer of the restricted stock rather than the date or dates upon which the restricted stock is no longer subject to a substantial risk of forfeiture and the participant would otherwise be taxable under Section 83 of the Code. We will generally be entitled to a deduction at the time that the participant recognizes ordinary income, subject to Sections 162(m) and 280G of the Code.
Dividend Equivalents. A participant generally will not recognize taxable income at the time of the grant of dividend equivalents, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the grantee will recognize ordinary income, and we will be entitled to a corresponding deduction.
Restricted Stock Units. The participant generally will not recognize taxable income at the time of the grant of restricted stock units, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant will have ordinary income, and we will be entitled to a corresponding deduction. Restricted stock units may be subject to Section 409A of the Code, and the failure of any restricted stock unit that is subject to Section 409A of the Code to comply with Section 409A of the Code may result in taxable income to the grantee upon vesting (rather than at such time as the award is paid). Furthermore, an additional 20% penalty tax may be imposed under Section 409A of the Code, and certain interest penalties may apply.
Other Tax Information. The Amended Plan is not subject to any provision of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. Special rules may apply to a participant who is subject to Section 16 of the Exchange Act.
Tax Consequences to Us or Our Subsidiaries
To the extent that a participant recognizes ordinary income in the circumstances described above, we or the subsidiary for which the participant performs services may be entitled to a corresponding deduction in the United States provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code. Some awards under the Amended Plan, such as time-vested restricted stock and restricted stock units, generally cannot qualify as performance-based awards under Section 162(m), and in other cases awards may fail to be fully deductible if all requirements for qualification are not met in connection with such awards.
Securities Authorized for Issuance Under Equity Compensation Plans
Equity Compensation Plan Information
As of June 28, 2014, we maintained the Prior Plans. The following table summarizes our equity compensation plans as of June 28, 2014:

	Number of Securities to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Stock Units	Weighted-average Exercise Price of Outstanding Options (1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,429,000	$8.43	5,703,000
Equity compensations plans not approved by security holders	—	—	—
	8,429,000	$8.43	5,703,000

(1)
The weighted-average exercise price does not take into account shares issuable upon the vesting of outstanding restricted stock unit awards, which have no exercise price. In connection with the acquisition of Opnext, outstanding options to purchase 10,119,340 shares of Opnext common stock were converted into options to purchase 4,250,011 shares of our common stock.

Recommendation of the Board of Directors
If our stockholders do not approve this proposal, the Current Plan will remain in full force without giving effect to the changes proposed in the Amended Plan.
Our Board believes that the approval of the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan is in the best interest of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 2.
New Plan Benefits
It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the Amended Plan because the grant and actual pay-out of awards under such plans are subject to the discretion of the plan administrators.
The following table shows, as to each Named Executive Officer and the various indicated groups, the aggregate number of options and other awards granted under the Current Plan or from Prior Plans in fiscal year 2014:

Name	Number of Options Granted	Number of RSUs Granted	Number of Shares of Restricted Stock Granted	Number of Performance Shares Granted
Named Executive Officers
Greg Dougherty Chief Executive Officer	—	800,000	—	—
Pete Mangan Chief Financial Officer	60,000	32,000	130,000	32,000
Jim Haynes Chief Operating Officer	—	52,000	—	32,000
Yves LeMaitre President, Optical Connectivity Business	—	32,000	45,000	32,000
David L. Teichmann Executive Vice President, General Counsel and Corporate Secretary	85,000	90,000	—	5,000
Jerry Turin Former Chief Financial Officer	—	32,000	20,000	—
Terry Unter Former Chief Operating Officer	—	32,000	20,000	32,000
All current executive officers as a group	245,000	1,138,000	235,000	133,000
All current non-employee directors as a group	—	—	272,268	—
Each nominee for election as director	—	—	—	—
Each associate of any of the foregoing	—	—	—	—
Each other person who received at least 5% of equity granted	—	—	—	—
All employees, excluding current executive officers	75,000	1,899,350	202,660	20,000

PROPOSAL 3
ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. Our Board has adopted a policy to hold annual advisory votes on executive compensation. Our next advisory vote on the frequency of stockholder votes on executive compensation will take place at our 2017 annual meeting of stockholders.
We are asking our stockholders (pursuant to Section 14A of the Securities Exchange Act of 1934) to provide advisory approval of the compensation of our named executive officers, as such compensation is described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 13. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent, who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and provide long-term incentive compensation that focuses our executives’ efforts on building stockholder value by aligning their interests with those of our stockholders. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Executive Compensation — Compensation Discussion and Analysis” section of this proxy statement and executive-related compensation tables for more information.
Board Recommendation
The Board believes that the information provided above and within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.
The following resolution is submitted for a stockholder vote at the annual meeting:
RESOLVED, that on an advisory basis, the compensation of Oclaro’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables, related narratives and descriptions of this proxy statement for the Annual Meeting is hereby approved.
The say-on-pay vote is advisory, and therefore not binding on Oclaro, our compensation committee or the Board. Although non-binding, the vote will provide information to our compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the compensation committee will be able to consider when determining executive compensation for the years to come.
The Board believes that the approval, on an advisory basis, of the compensation of our named executive officers is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 3.

PROPOSAL 4
RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of the Board has selected Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2015, subject to ratification by our stockholders at the Annual Meeting. If our stockholders do not ratify the selection of Grant Thornton LLP, our audit committee will reconsider the matter. A representative of Grant Thornton LLP, which has served as our independent registered public accounting firm since February 11, 2008, is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she so desires. Even if the selection of Grant Thornton LLP is ratified, our audit committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of Oclaro and our stockholders.
Board Recommendation
The Board believes that the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2015 is in the best interests of Oclaro and our stockholders and, therefore, unanimously recommends a vote “FOR” Proposal 4.

AUDIT MATTERS
Principal Accounting Fees and Services
The following table summarizes the fees of Grant Thornton LLP, our independent registered accounting firm, for the fiscal years ended June 28, 2014 and June 29, 2013. For the fiscal year ended June 28, 2014, audit fees include an estimate of amounts not yet billed by Grant Thornton LLP.

	Fiscal Year End
Fee Category	June 28, 2014	June 29, 2013
	(Thousands)
Audit fees (1)	$2,604	$3,332
Audit-related fees (2)	246	80
Tax fees	—	—
All other fees	—	—

Total fees	$2,850	$3,412

(1)
Audit fees consist of fees for the audit of our consolidated financial statements, the audit of our internal control over financial reporting, the review of our interim consolidated financial statements included in our quarterly reports, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our consolidated financial statements and which are not reported under “Audit Fees.” These services primarily relate to due diligence related to accounting consultations and audits in connection with acquisitions, services in connection with the filing of registration statements with the Commission, and consultations concerning internal controls, financial accounting and reporting standards.

AUDIT COMMITTEE REPORT
The audit committee has reviewed our audited consolidated financial statements for the fiscal year ended June 28, 2014 and has discussed these consolidated financial statements with our management and independent registered public accounting firm.
The audit committee has also received from, and discussed with, Grant Thornton LLP, our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the audit committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T.
Our independent registered public accounting firm also provided the audit committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The audit committee has discussed with the independent registered public accounting firm its independence from Oclaro.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the audit committee recommended to the Board that the audited consolidated financial statements be included in Oclaro’s Annual Report on Form 10-K for the fiscal year ended June 28, 2014.
By the audit committee of the Board of Directors of Oclaro, Inc.
Lori Holland, Chairman
Edward Collins
Kendall Cowan

Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. Our policy generally provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.
From time to time, the audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such preapproval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.
The audit committee may delegate to each individual member of the audit committee the authority to approve any audit or non-audit services to be provided to us by our independent registered public accounting firm. Any approval of services by a member of the audit committee pursuant to this delegated authority is reported on at the next meeting of the audit committee.
STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING
If a stockholder intends to submit a proposal for inclusion in the proxy statement and proxy card for our 2015 annual meeting, the stockholder must follow the procedures outlined in Rule 14a-8 under the Exchange Act. We must receive any proposals intended for inclusion in the proxy statement at our principal executive offices, Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Corporate Secretary, no later than May 25, 2015. While the Board will consider stockholder proposals, we reserve the right to omit from our proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.
If a stockholder wishes to present a proposal at the 2015 annual meeting, but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, the stockholder must also give written notice to us at the address noted above. Our By-laws specify the information that must be included in any such notice, including (1) a brief description of the business desired to be brought before the annual meeting, the text relating to the business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our By-laws, the language of the proposed amendment), and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on our books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (3) the class and number of shares of stock which are owned, of record and beneficially, by the stockholder and beneficial owner, if any, (4) a description of all arrangements or understandings between such stockholder or such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of the stockholder or such beneficial owner, if any, in such business, (5) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (6) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal. Generally, we must receive this notice at least 90 days, but not more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. As a result, the notice period following the 2014 annual meeting will begin on July 17, 2015 and end on August 16, 2015. However, if the 2015 annual meeting is scheduled to be held more than 20 days before or more than 60 days after the first anniversary of the preceding year’s annual meeting, the notice must be received no earlier than the 120th day prior to the 2015 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2015 annual meeting and (2) the 10th day following the date on which notice of the date of the meeting is mailed or public disclosure of the date of such meeting is made, whichever occurs first. The adjournment or postponement of the 2015 annual meeting (or the public announcement thereof) will not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. If the stockholder fails to provide timely notice of a proposal to be presented at the 2015 annual meeting, the proposal will be untimely, the chairman of the meeting may exclude the proposal from being brought before the meeting and the proxies designated by the Board will have discretionary authority to vote on such proposal should it be allowed to come before the meeting. Stockholders also have the right under our By-laws to directly nominate director candidates, without any action or recommendation on the part of the nominating and corporate governance committee or the Board, by following the procedures set forth in this paragraph.
HOUSEHOLDING OF PROXY STATEMENT
Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or 2014 Annual Report may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our 2014 Annual Report and/or proxy statement to you if you write or call us at the following address or phone number: Oclaro, Inc., 2560 Junction Avenue, San Jose, California 95134, Attention: Stock Administrator, (408) 383-1400. If you would like to receive separate copies of our annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.
FINANCIAL STATEMENTS AVAILABLE; INCORPORATION BY REFERENCE
A copy of our Annual Report on Form 10-K for the fiscal year ended June 28, 2014, containing our audited consolidated financial statements for the fiscal year ended June 28, 2014, accompanies this proxy statement, but is not part of our soliciting materials. To the extent that this proxy statement is incorporated by reference into any other filing by us under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” or “Compensation Committee Report” to the extent permitted by the rules of the Commission will not be deemed incorporated, unless specifically provided otherwise in such filing.

OTHER MATTERS
The Board knows of no business that will be presented for consideration at the Annual Meeting other than that described above. Under our By-laws, the deadline for stockholders to notify us of any proposals or director nominations to be presented at the Annual Meeting has passed. However, if any other business should come before the Annual Meeting, including consideration of a motion to adjourn the Annual Meeting to another time or place (including for the purpose of soliciting additional proxies), it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

         We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse brokerage houses and other persons for their reasonable expenses in connection with this distribution. We have engaged Mackenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.
This proxy statement contains statements regarding future individual and Company performance targets and Company goals. These targets and Company goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
We encourage you to attend the Annual Meeting in person. However, in order to make sure that you are represented at the Annual Meeting, we urge you to vote your shares over the Internet or by telephone as provided in the instructions on the proxy card, or complete, sign and return the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. Stockholders who attend the Annual Meeting may vote their stock personally even though they have sent in their proxies.

By order of the Board of Directors,

Marissa Peterson
Chairman of the Board of Directors
September 22, 2014
San Jose, California

ANNEX A

Oclaro, Inc.
Fifth Amended and Restated
2001 Long-Term Stock Incentive Plan

This Fifth Amended and Restated 2001 Long‑Term Stock Incentive Plan” (the “Plan”) is effective as of the date it is approved by the Company’s stockholders at the annual meeting of the Company’s stockholders held in November 2014 (the “2014 Effective Date”). The Plan, as revised, among other things, (1) amends and restates the Company’s Fourth Amended and Restated 2001 Long‑Term Stock Incentive Plan (the “Prior Plan”), (2) adds 6,000,000 additional Shares to the Share Reserve of the Prior Plan, and (3) aggregates the Shares Reserve of the Prior Plan with that of the Company’s Amended and Restated 2004 Stock Incentive Plan (the “2004 Plan”) so that from and after the 2014 Effective Date, no additional awards will be granted under the 2004 Plan.

SECTION 1.Purpose. The Board intends that this Plan will help to: (i) attract and retain exceptional officers and other key employees, consultants and directors; (ii) motivate such individuals by means of equity incentives (including performance-based awards) to achieve the Company’s goals and (iii) enable such individuals to participate in the long-term growth and financial success of the Company.

SECTION 2.Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by, or controls, the Company and (ii) only to the extent that it would not result in a violation of any applicable laws or regulations, any entity in which the Company has a significant equity interest, or any entity that, with the Company, is under the common control of another entity. Affiliate status is determined by the Committee.

“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award, or Other Stock-Based Award.

“Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” means and includes each of the following:

For Awards granted prior to July 23, 2012:

(i)A transaction or series of transactions (other than an offering of Shares to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, Hitachi, Ltd., an employee benefit plan maintained by the Company or any of its subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d‑3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described herein) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(a)Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(b)After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(iv)The Company’s stockholders approve a liquidation or dissolution of the Company.

For Awards granted on or after July 23, 2012: an event or occurrence set forth in any one or more of subsections (i) through (iv) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

(i)    The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (any such individual, entity or group, a “person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such “person” beneficially owns (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) fifty percent (50%) or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the “person” exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of subsection (b)(iii) below;

(ii)    Such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (A) who was a member of the Board on the date of the execution of this Agreement or (B) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (B) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board;

(iii)    The consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as

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a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (B) no “person” (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, thirty percent (30%) or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

(iv)    Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For all Awards, whether granted prior to, on or after July 23, 2012, the Committee shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control of the Company has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto. If required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulation Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Committee” shall mean either (i) the Board or (ii) a committee of the Board (including a subcommittee of a committee of the Board) designated by the Board (or the committee of the Board) to administer the Plan. The Company shall be mindful of the limitations of Board authority as well as on delegation of authority permitted under Rule 16b 3 under the Exchange Act, Section 162(m) of the Code, and other rules and regulations that govern authority to grant or amend Award or administer the Plan.

“Company” shall mean Oclaro, Inc., together with any successor thereto.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an employee, consultant or director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service. If the entity for which a Participant is rendering services ceases to qualify as an Affiliate, such Participant’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. To the extent permitted by law, the Committee or the chief executive officer of the Company, in that party’s discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Committee or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. A leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement applicable to the Participant, or as otherwise required by law. In addition, if required for exemption from or compliance with Section 409A of the Code, the determination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

“Covered Employee” means an employee who is, or is reasonably likely to be, a “covered employee” within the meaning of Section 162(m) of the Code.

“Director Award Election” shall have the meaning set forth in Section 8(f).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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“Fair Market Value” means, as of any given date, (a) if the Shares are traded on an exchange, the closing price of a Share as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Shares are not traded on an exchange but are quoted on a quotation system, the mean between the closing representative bid and asked prices for a Share on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if the Shares are not publicly traded, the fair market value established by the Committee acting in good faith.

“Incentive Stock Option” shall mean a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

“Independent Director” means a member of the Board who is not an employee of the Company.

“Independent Director Grant” shall mean and include, for Awards prior to July 23, 2012, any of an Initial Grant, Pro Rata Grant, December 2007 Grant, or Annual Grant as set forth in Section 8(e) of the Plan.

“Newly Elected Independent Director” shall have the meaning set forth in Section 8(e).

“Non‑Employee Director” means a member of the Board who qualifies as a “Non‑Employee Director” as defined in Rule 16b‑3(b)(3) under the Exchange Act, or any successor rule.

“Non-Qualified Stock Option” shall mean a right to purchase Shares from the Company that is not intended to be, or that does not otherwise qualify as, an Incentive Stock Option.

“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

“Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

“Participant” shall mean any officer or other key employee, consultant or director of the Company or its Subsidiaries eligible for an Award under Section 5 and selected by the Committee to receive an Award under the Plan.

“Performance-Based Award” means an Award granted to a Participant, the grant of which, the vesting of which, or the determination of the size of which is contingent, in whole or in part, on the achievement of performance, including but not limited to Performance Goals. A Performance-Based Award may be denominated in cash or Shares.

“Performance Bonus Award” is a cash-based Award that has the meaning set forth in Section 10(a) hereof.

“Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: (i) pre‑tax income or after‑tax income, adjusted or pro forma net income; (ii) earnings including operating income, net operating income, earnings before or after taxes, earnings before or after interest, and/or earnings before or after bonus, depreciation, amortization, and/or extraordinary or special items or earnings before interest, taxes and bonus; (iii) net income excluding amortization of intangible assets, depreciation and impairment of goodwill and intangible assets; (iv) operating income; (v) earnings or book value per share (basic or diluted); (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) revenues; (viii) net tangible assets (working capital plus property, plants and equipment) or return on net tangible assets (operating income divided by average net tangible assets) or working capital or average operating working capital or average operating working capital to sales (average operating working capital divided by sales); (ix) operating cash flow (operating income plus or minus changes in working capital less capital expenditures); (x) cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) sales or sales growth; (xii) operating margin or profit margin; (xiii) share price or total shareholder return; (xiv) earnings from continuing operations; (xv) cost targets, reductions or savings, productivity or efficiencies; (xvi) economic value added; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or market share, geographic

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business expansion, customer satisfaction, employee satisfaction, human resources management, financial management, project management, supervision of litigation, information technology, or goals relating to mergers and acquisitions, divestitures, joint ventures or similar transactions and integration of acquired companies and (xviii) operational criteria, consisting of one of more of objectives based on yield improvement, scrape reduction and cycle time reductions, any of which may be measured either in absolute terms, by comparison to comparable performance in an earlier period or periods, or as compared to results of a peer group, industry index, or other company or companies. Such Performance Criteria: (A) may vary by Participant and may be different for different Awards; (B) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (C) if intended to comply with the requirements of Code Section 162(m), shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). The Committee may specify that such Performance Criteria shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write-down of any asset, (v) charges for restructuring and rationalization programs, (vi) non‑cash compensation expense from stock compensation and (vii) one‑time charges or credits. The Performance Criteria may include a threshold level of performance below which no payment will be made, levels of performance at which specified payments will be paid and a maximum level of performance above which no additional payment will be made. For Awards not intended to satisfy Code Section 162(m), the Committee may select other performance measures and may specify other means of adjustment. For Awards intended to satisfy Code Section 162(m), the Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

“Performance Goals” means, for a Performance Period, the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. The Committee, in its discretion, may adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (a) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (b) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company, or the financial statements of the Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance-Based Award.

“Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

“Prior Effective Date” means July 23, 2013.

“Restricted Stock” shall mean any Share granted under Section 8 of the Plan.

“Restricted Stock Unit” shall mean any unit granted under Section 8 of the Plan. A Restricted Stock Unit that is subject to performance conditions, including but not limited to Performance Goals, is sometimes referred to as a “Performance Unit” or a “Performance Stock Unit”.

“Share Reserve” shall have the meaning specified in Section 4(a).

“Shares” shall mean shares of common stock of the Company, par value $.01 per share, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split‑up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 13(b).

“Stock Appreciation Right” or “SAR” shall mean any right granted under Section 7 of the Plan to receive a payment equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over the grant price of the SAR as set forth in the applicable Award Agreement.

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“Subsidiary” shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) only to the extent that it would not result in a violation of any applicable laws or regulations, any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

“Substitute Awards” shall have the meaning specified in Section 4(e).

SECTION 3.Administration.

(a)Committee. The Board, at its discretion or as otherwise necessary to comply with the requirements of Section 162(m) of the Code, Rule 16b‑3 promulgated under the Exchange Act or to the extent required by any other applicable rule or regulation, may delegate administration of the Plan to a committee of members of the Board and, if permitted by law, to a committee composed of officers of the Company. Unless otherwise determined by the Board, any committee of the Board that administers the Plan shall consist solely of two or more members of the Board each of whom is an “outside director,” within the meaning of Section 162(m) of the Code, a Non‑Employee Director and an “independent director” under the rules of the NASDAQ Global Market (or other principal securities market on which Shares are traded). Notwithstanding the foregoing: the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to all Awards granted to Independent Directors and for purposes of such Awards the term “Committee” as used in this Plan with respect to such Awards shall be deemed to refer to the Board. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. Committee members may resign from serving on a committee that administers the Plan at any time by delivering written notice to the Board, and the Board will appoint Persons to fill those vacancies.

(b)Governance of the Committee. Any committee acting as the Committee shall be subject to any charter for such Committee approved by the Board. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in Section 3(a) or otherwise provided in the charter of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

(c)Authority of Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer or reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(d)Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

(e)No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award hereunder. For clarity, neither the Company nor any member of the Committee will be liable to any Person for failure to cause an Award to comply with Code Section 162(m).

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SECTION 4.Shares Available for Awards.

(a)Shares Available. Subject to adjustment as provided in Section 13, the aggregate number of Shares that may be issued pursuant to Awards shall consist of (A) the authorized share reserve of 10,779,709 Shares under the Fourth Amended and Restated 201 Long-Term Incentive Plan, (B) an additional 6,000,000 Shares, (C) the Shares remaining available for issuance under the 2004 Plan at the 2014 Effective Date As of 6/28/14, this is 2,623,307 shares., and (D) the Shares subject to awards (measured at the 2014 Effective Date) Need to obtain this info from stock admin. granted under the 2004 Plan that expire or terminate for any reason prior to exercise or settlement, are forfeited because of the failure to vest in those Shares, or are otherwise reacquired or withheld to satisfy a tax withholding obligation in connection with such awards if, as, and when such shares are subject to such events, which aggregate number of Shares described in (A) through (D) will not exceed 21,210,288 Shares (the “Share Reserve”). This Share Reserve is subject to adjustment to reflect any stock split on or before the 2014 Effective Date. Full value awards granted under the Plan, after the 2014 Effective Date, shall count as 1.4 Shares for purposes of the share limits under the Plan. Any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award has expired, terminated or been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the Shares covered by such Award shall again be, or shall become, Shares with respect to which Awards may be granted hereunder (and for the avoidance of doubt, after the Effective Date, any Shares covered by full value awards shall be returned to the Plan as 1.4 Shares for purposes of the share limits under the Plan).

(b)Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13, (1) the maximum number of Shares that may be granted to any one Participant under one or more Awards that are denominated in Shares during any calendar year shall be 1,000,000 Shares, and (2) the maximum amount that may be paid in cash during any calendar year with respect to any Award which is denominated in cash shall be $1,500,000. For clarity, these two limits, which were approved by the Company’s stockholders in connection with the approval of the Prior Plan in January 2014, are intended to satisfy the requirements of Code Section 162(m), and are equally applicable to Awards granted under this Plan to Independent Directors.

(c)Limitation for Incentive Stock Options. Notwithstanding anything in this Section 4 or elsewhere in this Plan to the contrary and subject to adjustment as provided in Section 13 of this Plan, the aggregate number of Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options shall not exceed 21,210,288.

(d)No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Committee under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the grant or exercise price of any Award.

(e)Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines (“Substitute Awards”). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan.

(f)Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.Eligibility and Participation.

(a)Eligibility. Any officer or other employee, consultant or director of the Company or any of its Subsidiaries shall be eligible to be designated a Participant under the Plan.

(b)Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees,

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consultants or Independent Directors, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which such employees, consultants or Independent Directors outside the United States are eligible to participate in the Plan, subject to Section 5(a) above; (iii) modify the terms and conditions of any Award granted to such employees, consultants or Independent Directors outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 4(a) and 4(b) of the Plan; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

SECTION 6.Stock Options.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, which terms shall be set forth in the applicable Award Agreement. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non‑Qualified Stock Options, or to grant both types of Options. Incentive Stock Options may only be granted to employees of the Company or employees of any “parent corporation” or “subsidiary corporation” thereof (within the meaning of Sections 424(e) and (f), respectively, of the Code), and the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. All Options when granted under the Plan are intended to be Non‑Qualified Stock Options, unless the written approval by the Committee of such Award and the applicable Award Agreement expressly state that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Non‑Qualified Stock Option appropriately granted under the Plan (provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to Non‑Qualified Stock Options).

(b)Exercise Price. The exercise price per Share subject to an Option shall be determined by the Committee and set forth in the Award Agreement; provided, that the exercise price for any Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant. However, an Option may be granted with an exercise price lower than 100% of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right (which option or right was granted by another Person) in connection with a Change in Control or acquisition by the Company the other Person, and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code.

(c)Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal or state securities laws, as it may deem necessary or advisable.

(d)Term of Options. The Committee shall determine the term of each Option; provided that such term shall not exceed seven years.

(e)Payment.

(i)    No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate exercise price therefor and any related tax is received by the Company. Such payment may be made in cash or its equivalent, or, with the consent of the Committee (w) by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), (x) at any time that the Shares are publicly traded on a nationally recognized stock exchange or stock market or quoted on an interdealer quotation system, through delivery of irrevocable instructions to a broker (as selected or approved by the Committee) to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price, (y) if an Option is a Non-Qualified Stock Option, by a “net exercise”

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arrangement by which the Company will reduce the number of Shares received upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price, coupled with a cash payment for any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued (and for clarity, these Shares used to pay the exercise price will be issued at exercise, and then immediately reacquired by the Company) or (z) by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate exercise price. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a member of the Board or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(ii)    Wherever in this Plan or any Award Agreement a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

(f)Incentive Stock Options. The terms of any Incentive Stock Options granted pursuant to the Plan, in addition to the other requirements of this Section 6, must comply with the provisions of this Section 6(f).

(i)    Dollar Limitation. The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess shall be considered Non‑Qualified Stock Options.

(ii)    Ten Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

(iii)    Failure to Meet Requirements. Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be considered a Non‑Qualified Stock Option.

SECTION 7.Stock Appreciation Rights.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof, which terms shall be set forth in the applicable Award Agreement. Notwithstanding the foregoing, in no event shall the per share grant price of a Stock Appreciation Right be less than 100% of the Fair Market Value of a Share on the date of grant. However, a Stock Appreciation Right may be granted with a grant price lower than 100% of the Fair Market Value if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right (which option or right was granted by another Person) in connection with a Change in Control or acquisition by the Company the other Person, and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Stock Appreciation Rights shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose. Stock Appreciation Rights may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. Stock Appreciation Rights granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

(b)Exercise and Payment. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount equal to the product of (i) the excess of (A) the Fair Market Value of a Share on the date the Stock Appreciation Right is exercised over (B) the per Share grant price of the Stock Appreciation Right and (ii) the

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number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations the Committee may impose. The Committee shall determine whether a Stock Appreciation Right shall be settled in cash, Shares or a combination of cash and Shares.

(c)Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

SECTION 8.Restricted Stock and Restricted Stock Units.

(a)Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Shares of Restricted Stock and Restricted Stock Units shall be granted, the number of Shares of Restricted Stock and/or the number of Restricted Stock Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Stock and Restricted Stock Units may be forfeited to the Company, and the other terms and conditions of such Awards, which terms shall be set forth in the applicable Award Agreement.

(b)Transfer Restrictions. Shares of Restricted Stock and Restricted Stock Units may not be sold, assigned, transferred, pledged or otherwise encumbered, except, in the case of Restricted Stock, as provided in the Plan or the applicable Award Agreements. Certificates issued in respect of Shares of Restricted Stock shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Shares of Restricted Stock, the Company shall deliver such certificates to the Participant or the Participant’s legal representative.

(c)Payment. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a Share. Restricted Stock Units shall be paid to the Participant in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Dividends paid on any Shares of Restricted Stock may be paid directly to the Participant, withheld by the Company subject to vesting of the Shares of Restricted Stock pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Shares of Restricted Stock or in additional Restricted Stock Units, as determined by the Committee in its sole discretion. The Committee may, but is not required to, grant dividend equivalent rights in respect of Restricted Stock Units. Unless otherwise expressly stated in the Award Agreement, Restricted Stock Units will not be granted with accompanying dividend equivalent rights.

(d)Exercise or Purchase Price. The Committee may establish the exercise or purchase price, if any, of any Award of Restricted Stock or Restricted Stock Units; provided, however, that such price shall not be less than the par value of a Share on the date of grant, unless otherwise permitted by applicable state law.

(e)Independent Director Grants. Nothing in this Plan amends the terms of Awards granted to Independent Directors granted prior to July 23, 2012. For Awards granted on or after July 23, 2012 the type and number of Awards shall be determined by the Board from time to time.

(f)Timing of Payment for Independent Director Grants. Each Independent Director Grant of Restricted Stock Units granted prior to July 23, 2012 provides that the cash, Shares or other securities or property payable in respect of the vested Restricted Stock Units shall be paid to the Independent Director upon the earliest to occur of (i) a “change in control event” (within the meaning of Section 409A of the Code), (ii) such director’s “separation from service” from the Company (within the meaning of Section 409A of the Code), and (iii) such director’s death; provided, however, that no such payment shall be made to an Independent Director during the 6‑month period following such Independent Director’s separation from service if such Independent Director is a “specified employee” at the time of such separation from service (as determined by the Company in accordance with Section 409A of the Code) and the Company determines that paying such amounts at the time or times set forth in this subsection (f) would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first day following the end of such

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6‑month period, the Company shall pay the Independent Director the cumulative payments that would have otherwise been payable to the Independent Director during such 6‑month period.

(g)Reserved.

(h)Independent Director Grant Compliance with Section 409A. Any Independent Director Grant that constitutes, or provides for, a deferral of compensation subject to Section 409A of the Code shall satisfy the requirements of Section 409A of the Code and this Section 8, to the extent applicable. The Award Agreement with respect to such Award shall incorporate the terms and conditions required by Section 409A of the Code and this Section 8. Without limiting the generality of the foregoing, the time or schedule of any distribution or payment of any cash, Shares or other securities or property payable in respect of vested Restricted Stock Units subject to Section 409A of the Code shall not be accelerated, except as otherwise permitted under Section 409A(a)(3) of the Code and the Treasury Regulations thereunder.

SECTION 9.Other Stock‑Based Awards.

(a)General. The Committee shall have authority to grant to Participants an “Other Stock‑Based Award,” which shall consist of any right which is (i) not an Award described in Sections 6 through 8 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock‑Based Award, including the price, if any, at which securities may be purchased pursuant to any Other Stock-Based Award granted under this Plan.

(b)Dividend Equivalents. In the sole and complete discretion of the Committee, an Award, whether made as an Other Stock-Based Award under this Section 9 or Section 8, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c)Form of Payment. Payments with respect to any Awards granted under this Section 9 shall be made in cash, in Shares or a combination of both, as determined by the Committee.

SECTION 10.Performance-Based Awards.

(a)Performance Bonus Awards. The Committee may grant an Award under this Plan that is a cash bonus payable upon the attainment of Performance Goals that are established by the Committee and relate to one or more of the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee (such an Award, a “Performance Bonus Award”). Performance Bonus Awards are a type of Performance-Based Award. A Performance Bonus Award may, but need not, be granted in a manner that complied with Code Section 162(m).

(b)Procedures with Respect to Performance-Based Awards. If the Committee wishes to grant an Award that is eligible to be “performance-based compensation” under Section 162(m)(4)(C) of the Code, then, with respect to any such Award, the Committee will use good faith efforts to comply with Code Section 162(m) and the related regulations and guidance. For example, if necessary, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (i) the date ninety (90) days following the commencement of the applicable Performance Period and (ii) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Similarly, if necessary, prior the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Performance Goals and any other materials terms under such Award have been satisfied. As permitted under Section 162(m), the Committee may exercise negative discretion to reduce the number of Shares, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals. For clarity, this paragraph recites the requirements of Code Section 162(m) as a convenience to the reader, and does not create any new obligations beyond such requirements, nor does it create any obligation to grant awards that satisfy Code Section 162(m).

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(c)Additional Limitations. Notwithstanding any other provision of the Plan, any Award which is granted to a Covered Employee and that the Committee intends to qualify as “performance-based compensation” under Section 162(m) of the Code shall be subject to the additional applicable limitations set forth in Section 162(m) of the Code and the regulations or rulings issued thereunder that are requirements for qualification as “performance-based compensation” under Section 162(m)(4)(C) of the Code. This Plan incorporates these requirements by reference to the extent necessary to satisfy Code Section 162(m).

SECTION 11.Amendment and Termination.

(a)Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time. However, any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. In addition, to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required. For example, under current laws and regulations, stockholder approval would generally be required for any amendment to the Plan that (A) increases the number of shares available under the Plan (other than any adjustment as provided by Section 13), (B) permits the Committee to grant Options with an exercise price that is below Fair Market Value on the date of grant; (C) permits the Committee to extend the exercise period for an Option beyond ten years from the date of grant.

(b)Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

(c)Prohibition on Repricing. Subject to Section 13, the Committee may not, without the approval of the Company’s stockholders, take any action with respect to Awards that would constitute a “repricing” within the meaning of the rules and listing standards of The Nasdaq Stock Market (or such other principal national securities market or exchange on which the Shares are then listed).

SECTION 12.General Provisions.

(a)Nontransferability.

(i)Each Award, and each right under any Award, shall be exercisable only by the Participant, except that upon death or disability of a Participant, if permissible under applicable law, it shall be exercisable by the Participant’s legal guardian or representative. The Company may, but is not required to, permit transfer of an Award on divorce or other legal dissolution of a marriage or legally recognized partnership (e.g., civil union), except to the extent such transfer required (and permitted) by applicable law.

(ii)Unless otherwise specified in an Award Agreement, no Award may be transferred or assigned by a Participant otherwise than by will or by the laws of descent and distribution, and any such purported transfer or assignment shall be void and unenforceable against the Company or any Affiliate; provided that the written designation of a beneficiary on death or disability by legally recognized means that is approved by the Committee shall not constitute a transfer or assignment.

(b)No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

(c)Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other

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securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)Withholding.

(i)A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Awards to defray or offset any tax arising from the grant, vesting, exercise or payments of any Award.

(ii)Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Award a number of Shares with a Fair Market Value equal to such withholding liability. Notwithstanding any other provision of the Plan, the number of Shares which may be withheld with respect to the issuance, vesting, exercise or payment of any Award in order to satisfy the Participant’s federal, state, local and foreign income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.

(iii)Notwithstanding any provision of this Plan to the contrary, in connection with the transfer of an Award pursuant to Section 11(a) of the Plan, the transferee shall remain liable for any withholding taxes required to be withheld upon the exercise of such Award by such transferee.

(e)Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant and the effect, if any, of such other events as may be determined by the Committee.

(f)No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, Shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

(g)No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or any other written agreement between such Participant and the Company.

(h)No Rights as Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Stock hereunder, the applicable Award shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Stock.

(i)Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of: (i) the State of New York, without regard to principles of conflicts of laws for all Awards granted prior to July 23, 2012; and (ii) the State of Delaware, without regard to principles of conflicts of laws for all Awards granted on or after July 23, 2012.

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(j)Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(k)Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any Participant who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b‑3 under the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

(l)Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Effective Date), the Committee may adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

(m)No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(n)No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(o)Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(p)Paperless Exercise. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless exercise of Awards by a Participant may be permitted through the use of such an automated system.

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(q)Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

(r)Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet or other shared electronic medium controlled by the Company to which the Participant has access.

(s)Change in Time Commitment. If a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an employee of the Company and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion (and without the need to seek or obtain the consent of the affected Participant) to (x) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.

SECTION 13.Changes in Capital Structure and Corporate Transactions.

(a)In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation, spin‑off, recapitalization or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price, the Committee shall make proportionate adjustments to reflect such change with respect to (i) the aggregate number and kind of shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Sections 4(a), 4(b) and 4(c)); (ii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iii) the grant or exercise price per share for any outstanding Awards under the Plan.

(b)In the event of a Change in Control or any transaction or event described in Section 13(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13(b) the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

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(iii)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future;

(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v)To provide that the Award cannot vest, be exercised or become payable after such event.

(c)Acceleration Upon a Change in Control. Notwithstanding the foregoing, and except as may otherwise be provided in any applicable Award Agreement or other written agreement entered into between the Company and a Participant, if a Change in Control occurs and a Participant’s Awards are not converted, assumed, or replaced by a successor entity, then immediately prior to the Change in Control such Awards shall become fully exercisable and all forfeiture restrictions on such Awards shall lapse. Upon, or in anticipation of, a Change in Control, the Committee may cause any and all Awards outstanding hereunder to terminate at a specific time in the future, including but not limited to the date of such Change in Control, and shall give each Participant the right to exercise such Awards during a period of time as the Committee, in its sole and absolute discretion, shall determine.

SECTION 14.Expiration Date.

(a)Expiration Date. This Oclaro, Inc. Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan will expire on, and no Award may be granted pursuant to this Plan after, the tenth anniversary of the Prior Effective Date - that is, July 23, 2023. Any Awards that are outstanding on the tenth anniversary of such date shall remain in force according to the terms of this Plan and the applicable Award Agreement. This fifth amended and restated version of the Plan will not be effective unless it is approved by the stockholders of the Company, consistent with applicable laws, within twelve (12) months before or after the 2014 Effective Date. Upon the 2014 Effective Date, the Board may grant awards pursuant to this fifth amended and restated version of this Plan; provided, however, that: (a) no Shares may be issued for Awards granted pursuant to this fifth amended and restated version of this Plan prior to stockholder approval of this fifth amended and restated version of this Plan; (b) no Options granted pursuant to this fifth amended and restated version of this Plan shall be exercised prior to the time that this fifth amended and restated version of this Plan has been approved by the stockholders of the Company; and (c) in the event that stockholder approval is not obtained for this fifth amended and restated version of this Plan within the time period provided herein, all Awards granted thereunder shall be canceled.

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OCLARO, INC.
Attn: Stockholder Administration
2560 JUNCTION AVENUE
SAN JOSE, CA 95134

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Oclaro, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

01 Edward Collins 02 Lori Holland 03 William L. Smith

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2 To approve the Fifth Amended and Restated 2001 Long-Term Stock Incentive Plan.	☐	☐	☐
3 To provide advisory approval of the compensation of our named executive officers.	☐	☐	☐
4 To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the current fiscal year.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000219197_1 R1.0.0.51160

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com .

OCLARO, INC.
Annual Meeting of Stockholders
November 14, 2014 8:00 am, local time
This proxy is solicited by the Board of Directors of Oclaro, Inc. (the "Company")

The undersigned, having received notice of the annual meeting of stockholders and the proxy statement thereof and revoking all prior proxies, hereby appoints Greg Dougherty, Peter Mangan and David Teichmann (each with full power of substitution), as proxies of the undersigned, to attend the annual meeting of stockholders of the Company to be held on November 14, 2014 at the Company's headquarters, 2560 Junction Avenue, San Jose, California, and any adjourned or postponed session thereof, and vote and act as indicated upon the matters on the reverse side in respect of all shares of common stock which the undersigned would be entitled to vote or act upon, with all powers the undersigned would possess, if personally present.

Attendance of the undersigned at the annual meeting of stockholders or at any adjourned or postponed session thereof will not be deemed to revoke this proxy unless the undersigned affirmatively indicate(s) the intention of the undersigned to vote said shares of common stock in person. If the undersigned hold(s) any of the shares of common stock in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by the undersigned in every such capacity as well as individually. Unless voting these shares by the Internet or telephone, please vote, date and sign on the reverse side and return promptly in the enclosed postage pre-paid envelope.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000219197_2 R1.0.0.51160

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